Exhibit 99.1
2022 Eagle Pharmaceuticals, Inc. All rights reserved. 1 2022 Eagle Pharmaceuticals, Inc. All rights reserved. December 6, 2022Investor Day

Forward-Looking Statements

This presentation contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, and other securities law. Forward-looking statements are statements that are not historical facts. Words and phrases such as "anticipated," "forward," "will," "would," 'could," "should," "may," "remain," "potential," "prepare," "expected," "believe," "plan," "near future," "belief," "guidance," "estimate," and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements with respect to: the Company's development programs, products and pipeline; any further investments in Enalare and Enalare's development programs; the potential exercise of the Company's option to acquire all of Enalare's outstanding shares; the ability of the Company's products to address challenges faced by healthcare providers and hospitals today; the Company's ability to achieve revenue growth; the potential for the Company to transition into a diversified pharmaceutical company with a portfolio of branded, first-in-class assets; the Company's and Enalare's ability to obtain and maintain regulatory approval of its products and product candidates; the Company's clinical development plan for its product candidates, including the number and timing of development initiatives or new indications for the Company's product candidates; the ability of the Company's and Enalare's products and product candidates; the development of, potential benefits of and expected regulatory activities and matters with respect to the product candidates of the Company and Enalare; the potential therapeutic and economic benefits of the Company's and Enalare's products and product candidates; potential commercial opportunities, addressable markets, patient populations and settings for the Company's and Enalare's products and product candidates; the achievement of milestones and deliverables; the potential use of ENA-001 to help preterm infants with respiratory conditions; the ability of ENA-001 and other products and product candidates to address unmet clinical needs, including for patients with post-operative respiratory depression and in combatting community drug overdose; CAL02's ability to neutralize virulence factors produced by bacteria that are commonly associated severe pneumonia; the potential of CAL02 to be a medical breakthrough and offer unique therapeutic benefits to seriously ill patients, potentially improving the treatment regimen for patients with severe community-acquired pneumonia, shortening the duration of illness and improving patient outcomes; the Company's expectations for the design and timing of the planned CAL02 Phase 2 study, including with respect to enrollment and site selection and the timing thereof; potential regulatory exclusivity, CAL02's potential eligibility for fast track and breakthrough therapy designations and the potential for a CAL02 new drug application for the treatment of SCABP to qualify for priority review; the ability of hospital environmental trends to bolster the value proposition of the Company's acute care portfolio, including of Barhemsys and Byfavo; the ability of Barhemsys to reduce overall hospital stays; the strategic fit of Barhemsys and Byfavo with the Company's specialized hospital-based salesforce; the Company's marketing, product development, partnering and growth strategy, including relating to the commercialization of Barhemsys and Byfavo, and the ability of Acacia's technology and know-how to help the Company achieve its strategy; the ability of Barhemsys, Byfavo and Landiolol to address unmet clinical needs; the ability of Barhemsys to offer significant economic savings to hospitals and ambulatory centers; the ability of Byfavo to offer potential health economic benefits and enable shorter procedure times and greater patient throughput; the potential market opportunity for the Company's products or product candidates, including for Barhemsys, Byfavo or Landiolol; expected patient volumes; the progress and success of the Company's launch of any products; the period of marketing exclusivity for products or product candidates, including CAL02; the timing, scope or likelihood and timing of regulatory filings and approvals from the FDA for the Company's product candidates and the Company's ability to maintain regulatory approval of its products and product candidates; the Company's clinical development plan for the product candidates; the implementation of certain healthcare reform measures; the ability of the Company to obtain and maintain coverage and adequate reimbursement for its products; the success of the Company's collaborations with its strategic partners and the timing and results of these partners' preclinical studies and clinical trials, and the Company's potential earnings potential through such collaborations; the Company's plans and ability to advance the product candidate in its pipeline; potential opportunities for, and the Company's ability to complete, business development transactions, in a timely manner, on favorable terms to the Company, or at all; the sufficiency of the Company's cash flows and capital resources and expectations with respect to deployment of cash resources; and the Company's ability to achieve expected future financial performance and results. All of such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the Company's control, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Such risks and uncertainties include, but are not limited to: the risk that the anticipated benefits of the Company's recently completed transaction with Acacia are not realized; the ability of Enalare to achieve milestones and deliverables under the BARDA agreement and otherwise accelerate and achieve successful results in the development of ENA-001; the impacts of the COVID-19 pandemic and geopolitical events such as the conflict in Ukraine, including disruption or impact in the sales of the Company's marketed products, interruptions or other adverse effects to clinical trials, delays in regulatory review, manufacturing and supply chain interruptions, adverse effects on healthcare systems, disruption in the operations of the Company's third party partners and disruption of the global economy, and the overall impact of the COVID-19 pandemic or other events on the Company's business, financial condition and results of operations; macroeconomic conditions, including rising inflation and uncertain credit and financial markets; whether the Company will incur unforeseen expenses or liabilities or other market factors; whether the Company will successfully implement its development plan for its product candidates; delay in or failure to obtain regulatory approval of the Company's or its partners' product candidates; whether the Company can successfully market and commercialize its product candidates; the success of the Company's relationships with its partners; the availability and pricing of third party sourced products and materials; the outcome of litigation involving any of its products or that may have an impact on any of our products; successful compliance with the FDA and other governmental regulations applicable to product approvals, manufacturing facilities, products and/or businesses; general economic conditions, including the potential adverse effects of public health issues, including the COVID-19 pandemic and geopolitical events, on economic activity and the performance of the financial markets generally; the strength and enforceability of the Company's intellectual property rights or the rights of third parties; competition from other pharmaceutical and biotechnology companies and the potential for competition from generic entrants into the market; the risks inherent in the early stages of drug development and in conducting clinical trials; factors in addition to the foregoing that may impact the Company's financial projects and guidance, including among other things, any potential business development transactions, acquisitions, restructurings or legal settlements, in addition to any unanticipated factors, that may cause the Company's actual results and outcomes to materially differ from its projections and guidance; and those risks and uncertainties identified in the "Risk Factors" sections of the Company's Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission (the "SEC") on March 8, 2022, the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 9, 2022, the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, filed with the SEC on August 9, 2022, the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, filed with the SEC on November 9, 2022 and its other subsequent filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements. All forward-looking statements contained in this press release speak only as of the date on which they were made. Except to the extent required by law, the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

This presentation includes statistical and other industry and market data that the Company obtained from industry publications and research, surveys and studies conducted by third parties or us. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. All of the market data used in this presentation involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While the Company believes these industry publications and third-party research, surveys and studies are reliable, the Company has not independently verified such data. The industry in which the Company operates is subject to a high degree of uncertainty, change and risk due to a variety of factors, which could cause results to differ materially from those expressed in the estimates made by the independent parties and by the Company.

This presentation includes statements and commentary of independent third parties, including key opinion leaders and Enalare, which are strictly the views, opinions and expectations of such third parties and are not the responsibility of the Company.

EAGLE PHARMACEUTICALS

© 2022 Eagle Pharmaceuticals, Inc. All rights reserved.

2

Eagle Investor Day Agenda

7:30 AM — **Registration and Breakfast**

8:00 AM — **Overview of the Day**

Scott Tarriff

8:10AM — **Introduction of the Speakers**

Dr. Mike Greenberg

8:20AM — **ENA-001**

Herm Cukier

Dr. Joe Pergolizzi & Dr. TJ Gan
- Postoperative Respiratory Depression

Dr. Eugene Vortsman
- Community Overdose

Dr. Prem Fort
- Apnea of Prematurity

9:15AM — **CAL02**

Dr. Andre Kalil
- Disease State Overview
- Therapeutic Potential

Dr. Valentin Curt
- CAL02 Overview and Development Plan

9:50AM — **Midmorning Break** (15 minutes)

10:05AM — **Barhemsys® and Byfavo®**

Deb Hussain
- Hospital Landscape

Dr. TJ Gan
- Barhemsys

Dr. Rick Dutton
- Byfavo

10:55AM — **Landiolol**

Dr. Mike Greenberg

11:05AM — **Q&A/Panel Discussion**

11:50 AM — **Lunch**

EAGLE PHARMACEUTICALS

© 2022 Eagle Pharmaceuticals, Inc. All rights reserved.

3

Eagle Hospital Business Overview

Acute Care Hospital


Ryanodex
Vasopressin
Injection, USP
Barhemsys
byfavo
(remimazolam)

Commercially Available

RYANODEX®	Vasopressin	Barhemsys	Byfavo
For treatment of malignant hyperthermia	Approved to increase blood pressure in adults with vasodilatory shock		

Pipeline & Potential Pipeline

Landiolol[1]	CAL02[2]	ENA-001[3]
NDA Filing Stage	Phase II Study Stage	Phase II Study Stage

Hospital business currently being commercialized by 50 field resources

1Eagle Pharmaceuticals. Press Release, January 31, 2022. https://investor.eagleus.com/press-releases/news-details/2022/Eagle-Pharmaceuticals-on-Track-to-Support-Submission-of-New-Drug-Application-in-Second-Quarter-2022-for-Landiolol-a-Beta-1-Adrenergic-Blocker/default.aspx. 2Eagle Pharmaceuticals. Press Release, November 14, 2021. https://investor.eagleus.com/news-releases/news-release-details/eagle-pharmaceuticals-announces-fda-acceptance-investigational. 3 On 8/9/22 Eagle took an equity stake in, with option to acquire, Enalare

EAGLE PHARMACEUTICALS

© 2022 Eagle Pharmaceuticals, Inc. All rights reserved.

4

The Evolution of Eagle Pharmaceuticals



Legacy Business
Acacia Pharma
Expanding Pipeline
Potential Pipeline
Potential Future Strategic Transactions
Aim to Keep Moving Up the Value Chain
Branded
RYANODEX®
Generic
Vasopressin
Oncology
BENDEKA®
BELRAPZO®
PEMFEXY®
TREAKISYM Japan
Acquired in June 2022
Expansion of hospital business
Barhemsys
Byfavo
Landiolol[1]
CAL02[2]
ENA-001[3]
505(b)2
NDAs
Reinvest cash flow
Move from 505(b)2 To longer life NCEs
Leverage Acacia infrastructure
Build pipeline internally
Seek additional strategic transactions

1Eagle Pharmaceuticals. Press Release, January 31, 2022. https://investor.eagleus.com/press-releases/news-details/2022/Eagle-Pharmaceuticals-on-Track-to-Support-Submission-of-New-Drug-Application-in-Second-Quarter-2022-for-Landiolol-a-Beta-1-Adrenergic-Blocker/default.aspx. 2Eagle Pharmaceuticals. Press Release, November 14, 2021. https://investor.eagleus.com/news-releases/news-release-details/eagle-pharmaceuticals-announces-fda-acceptance-investigational. 3 On 8/9/22 Eagle took an equity stake in, with option to acquire, Enalare

EAGLE PHARMACEUTICALS

© 2022 Eagle Pharmaceuticals, Inc. All rights reserved.

5

2022 Eagle Pharmaceuticals, Inc. All rights reserved. 6 6 Introduction of the Speakers

2022 Eagle Pharmaceuticals, Inc. All rights reserved. 7 Patients Served by Acute Care/Hospital Portfolio ByfavoRyanodexLandiololENA-001CAL02ByfavoVasopressinLandiololENA-001CAL02BarhemsysByfavoRyanodexVasopressinLandiololENA-001ByfavoVasopressinENA-001BarhemsysRyanodexVasopressinLandiololENA-001Emergency DepartmentPACUOperating Room Procedural SuiteCritical Care Pre-operative

Eagle Speakers



Scott Tarriff

- Founder, Chief Executive Officer, President, Director of Eagle Pharmaceuticals
- Held executive-level positions at Par Pharmaceutical Companies, Inc. and Bristol-Myers Squibb
- Received prestigious Ernst and Young Entrepreneur Of The Year® Award in the Specialty Pharmaceutical category, NJ



Valentin Curt, MD

- Interim Chief Medical Officer, SVP Clinical Drug Development, at Eagle Pharmaceuticals, Inc.
- 25+ years of experience in clinical drug development and managing global clinical development plans
- Prior executive positions held at Imbrium Therapeutics, Purdue Pharma, Daiichi Sankyo, and Novartis



Michael Greenberg, MD

- Vice President of Medical Affairs at Eagle Pharmaceuticals
- Emergency medicine physician with expertise in medical affairs
- Prior experience consulting with the FDA Center for Drug Evaluation and Research (CDER)



Deb Hussain

- Senior Vice President, Head of Commercial, at Eagle Pharmaceuticals
- 25 years of pharmaceutical industry experience leading commercial launches in the hospital and critical care space
- Joined Eagle from Acacia Pharma, with prior experience at Eli Lilly and Company

8

KOL Biographies



Herm Cukier

- Executive Chairman, President, and CEO of Enalare Therapeutics
- Successful executive with commercial and operational expertise across several global, blockbuster products
- 30+ years industry experience in senior leadership roles with preeminent organizations, including Bayer, Bristol Myers Squibb, and Pfizer



Dr. Richard Dutton

- Chief Quality Officer for US Anesthesia Partners (USAP)
- Responsible for data analysis and performance measurement using the collective data and evaluations of all USAP practices to improve patient safety and clinical outcomes
- Served in clinical leadership positions with the American Society of Anesthesiologists, including Chief Quality Officer and Medical Director of the Anesthesia Quality Institute



Dr. Prem Fort

- Attending Neonatologist, Johns Hopkins All Children's Maternal, Fetal & Neonatal Institute
- Co-chair of the MFN research council
- Research focus includes respiratory management of premature infants, control of breathing, and apnea of premature, specifically as it relates to its management with caffeine



Dr. TJ Gan

- Professor and Head, Division of Anesthesiology, Critical Care and Pain Medicine, UT Texas MD Anderson Cancer Center, Houston, Texas
- Perioperative Medicine Executive Section Editor of Anesthesia and Analgesia and on the Editorial Board of Perioperative Medicine
- Over 300 manuscripts in peer-reviewed journals and numerous books and book chapters

9

KOL Biographies



Dr. Andre Kalil

- Professor of Medicine at the University of Nebraska Medical Center Division of Infectious Diseases
- Named the 2021 Scientist Laureate, the highest honor UNMC bestows upon researchers
- Practicing physician and clinical researcher working on many challenging infections, including transplant-related infections, pneumonia, sepsis, Ebola and COVID-19



Dr. Joseph Pergolizzi

- Chief Research and Development Officer, Board Member and Co-founder of Enalare Therapeutics
- Internationally recognized thought leader in areas of perioperative and pain medicines, drug development, and regulatory affairs
- Highly published in top-tier journals and a frequent scientific advisor for public and private companies. He is a serial entrepreneur who has started more than 20 companies



Dr. Eugene Vortsman

- Emergency Medicine Attending Physician and Clinical Director of Addiction Medicine and Disease Management for the Emergency Department at Long Island Jewish Medical Center
- Chair of Pain Committee of Long Island Jewish Medical Center
- Co-chair of the Northwell System Substance Abuse and Pain Advisory Committee
- Associate Professor of Emergency Medicine for Hofstra Medical School

10

2022 Eagle Pharmaceuticals, Inc. All rights reserved. 11 11 ENA-001

ENA-001 - Potential to Improve Clinical Outcomes for Patients

Significant Medical Need
Respiratory Depression Affects Millions of Patients

- Post-operative
- Community Drug Overdose
- Apnea of Prematurity

Potential Novel Solution

- Agnostic Respiratory Stimulant
- Rapid Acting
- Multiple Formulations
- Novel Molecule

Data Confidence
Strong Foundation of Data

- Five Phase 1 Human Studies
- No SAEs
- More than 100 animal studies

External Support
Support and Partnership with Major Government Entities

- BARDA Partnership
- NIH Funding

Commercial Opportunity
Could Lead to Significant Value Creation

- Strong IP
- Global Rights
- Blockbuster Analogs

Pathway to Approval

- Fast-Track Status
- Orphan Drug Designation
- Rare Pediatric Disease Designation
- HHS ASPR BARDA support

ENALARE

© Enalare Therapeutics Inc.
All rights reserved..

12

Respiratory Depression: A Global Health Emergency


Normal Respiration
• 12-20 breaths/min
• Minute ventilation of 5 to 8 liter/min (resting)
• Harmonized balance of O_2 and CO_2 levels in the blood
Medications and health conditions can impact the body's natural ability to maintain appropriate levels of blood gases
Breathing rate & quality
Insufficient respiration
Respiratory Depression
• <10 breaths/min
• Inadequate minute ventilation (hypoventilation)
• Low oxygen saturation (Hypoxemia)
• High blood CO_2 levels (Hypercapnia)
Illustrative

Common Causes of Respiratory Depression

Medications

- Sedatives and anesthetics
- Narcotics (Opioids)
- Alcohol
- Other substances that depress brain function
- Synergistic effect from drug combinations

Health Conditions

- Obesity and aging
- Viral or bacterial infections
- Neuromuscular diseases
- Sleep apnea
- Chronic lung diseases
- Under-developed respiratory control system

ENALARE

© Enalare Therapeutics Inc.
All rights reserved..

13

Partnership with BARDA on Development of ENA-001 as a Rescue Medicine for Drug-induced Respiratory Depression

Enalare/BARDA ENA-001 Partnership

- Supports development of an intramuscular (IM) formulation of ENA-001 for use as a threat-agnostic therapeutic agent in the community setting
- Partnership includes funding, scientific guidance, and active engagement with FDA interactions
- Contract for up to $50 million over six years – supports development program through an NDA filing

EAGLE PHARMACEUTICALS
CONFIDENTIAL AND INTERNAL
© 2022 Eagle Pharmaceuticals, Inc. All rights reserved.
ENALARE
© Enalare Therapeutics Inc.
All rights reserved..
14

2022 Eagle Pharmaceuticals, Inc. All rights reserved. 15 ENA-001 -Multiple Product Candidates Under Development with Potential to Benefit Patients Across the Hospital and Community Settings Setting of UseHospital & Ambulatory (outpatient) clinicsCommunity, First Responders, ERHospital Neonatal Intensive Care UnitsAddressable Market300+ million annual global surgical proceduresWorsening drug overdose epidemic, >100K US deaths annually10% of infants born premature globallyProfileStrong health economics, Global blockbuster opportunityGovernment support via partnerships with NIH & BARDAFDA Orphan Drug & Rare Pediatric Disease Designations Shallow or stopped breathing in premature infants Opioids, non-opioids, and polypharmacy overdoses Treatment and prevention for at-risk surgical patients.Post-operative respiratory depressionCommunity drug overdose & MCM*Apnea of prematurity* MCM = Medical Countermeasure EnalareTherapeutics Inc. All rights reserved..

2022 Eagle Pharmaceuticals, Inc. All rights reserved. 16 ENA-001 = A One-of-a-Kind Molecule with a Novel Mechanism of Action TASK 1 TASK 3 BKCa↓O2, ↓pH↑ENA-001 Depolarization of carotid body glomus cells drives breathingChannel agonists decrease potassium conductanceLow oxygen, pH (and doxapram) act on TASK channelsENA-001 acts on BK channelsBK channels = greater inherent conductance vs TASKMore sensitive transduction pathwayAction occurs at relatively low plasma levels of ENA-001Low risk of untoward effects EnalareTherapeutics Inc. All rights reserved..

ENA-001 = A Unique Product Profile with Potentially Broad Applications to Stimulate Breathing

Agnostic: Potential to stimulate breathing irrespective of the cause of respiratory depression; potential to be used across multiple patient populations

Natural: Utilizes the body's ventilation control system to beneficially influence breathing

Peripheral: Affects ventilation via the peripheral chemoreceptor pathways in the carotid body

ENA-001 hydrogen sulphate salt

2-N,O-dimethylhydroxylamino-4,6-bispropylamino-s-triazine


H3C
O—CH3
N
N
N
N
N
N
H
H
· H2SO4

- ✓ May rapidly stimulate ventilation in patients with acute respiratory insufficiency
- ✓ Intended not to interfere with pain suppression or sedation
- ✓ May avoid the withdrawal effect experienced with opioid antagonists

ENALARE
© Enalare Therapeutics Inc.
All rights reserved..

17

2022 Eagle Pharmaceuticals, Inc. All rights reserved. 18 ENA-001 = Well Tolerated Across Five Clinical Studies Totaling >110 Subjects StudyDescription# of SubjectsGAL-021-101Single, ascending dose study in healthy subjects.30GAL-021-102Extended the dose range -established the maximum respiratory stimulatory dose in the healthy subjects without concomitant use of opioids or anesthetic agents.18GAL-021-104Assessed the potential therapeutic utility under conditions that simulate the post-operative state. Alfentanil was used to suppress ventilation.23GAL-021-106Designed to evaluate the safety and tolerability in healthy subjects during 5 days of 12-hour continuous infusion of 0.125, 0.25, and 0.5 mg/kg.28ENA-001-108Assessed the potential therapeutic utility under conditions that simulate the post-operative state. Propofol was used to suppress ventilation.12Well ToleratedAgnostic EfficacyTherapeutic DoseConsistent Results The Emergence of an Exciting Product Profile EnalareTherapeutics Inc. All rights reserved..

2022 Eagle Pharmaceuticals, Inc. All rights reserved. 19 Clinical Study 104: Respiratory Stimulatory Effects in Subjects with Impaired Respiratory Drive due to an Opioid Study Design:Healthy volunteersAdministered low and high levels of alfentanil, a potent opioid, to induce moderate to severe respiratory depressionObservations:Well toleratedClinical trial data indicated:Improvements across multiple respiratory metricsNo impact on pain analgesiaConclusion: ENA-001 continuous infusion IV produced respiratory stimulatory effects during opioid-induced respiratory depression -Study was a Phase 1b trial in healthy volunteers targeted at a post operative respiratory depression indication-Conducted at Center for Human Drug Research, (CHDR), Zernikedreef 8, 2333 CL Leiden, The Netherlands-Registered with the EnduraCT database, No: 2012-004363-50 EnalareTherapeutics Inc. All rights reserved..

2022 Eagle Pharmaceuticals, Inc. All rights reserved. 20 Clinical Study 106: Rising Multiple Dose 5-day Study of ENA-001Objectives: Safety, Tolerability, Pharmacokinetics (PK) Standard Double Blinded, Placebo Controlled Study Infusions: 12 hours x 5 daysThree Dose Levels (0.125, 0.25, 0.5 mg/kg/h) Safety Profile & TolerabilityWell tolerated except for infusion site burning sensation and local phlebitis after several days of the infusions CV parameters similar (corrected for baseline)⎯Blood pressure transient post-infusion increase⎯Cardiac intervals unchanged Endocrine-metabolic parameters similar to placebo Pharmacokinetics (PK)Similar Days 1 and 5 Well-behaved PK Study 106 Results EnalareTherapeutics Inc. All rights reserved..

2022 Eagle Pharmaceuticals, Inc. All rights reserved. 21 Clinical Study 108: Respiratory Stimulatory Effects in Subjects with Impaired Respiratory Drive due to an Anesthetic To determine the safety, tolerability, and ventilatory response of low and high doses of ENA-001 under both hypoxic and hypercapnic conditions in conjunction with low and high doses of propofolPrimary Safety Endpoint: treatment emergent adverse eventsPrimary Ventilatory Endpoint: Hypoxic Sensitivity (Δ ventilation/Δ SaO2)Objective:Model:Results:Healthy volunteers with ventilatory depression (desensitization) via propofol administration in the presence of no, low, or high doses of ENA-001Hypoxic sensitivity determined by hypoxic challenge, with and without hypercapnic challengeWell tolerated with no serious adverse events (SAEs)Hypoxic sensitivity increased with high dose of ENA-001 (p<0.0001) under all conditions of no, low, and high dose of propofolHypoxic sensitivity restored to above baseline levels during high dose propofol exposure EnalareTherapeutics Inc. All rights reserved..

ENA-001 Timeline*

- Post-op (Fast-track)
  - Start fentanyl tox study ~ in early 2023
  - Expect to start Phase 2 enrollment ~ as early as 3Q23
  - Potential for Phase 2 topline data ~ in 2Q24
- Community Drug Overdose (BARDA and NIH funding)
  - Currently executing toxicology studies with intramuscular formulation (IM)
  - Expect to start Phase 1 enrollment as soon as mid-year 2023
- Apnea of Prematurity (Rare Pediatric Disease and Orphan Drug designations)
  - Recently completed animal proof of concept
  - Designing next set of animal studies and clinical pathway

*Expected for planning purposes

EAGLE PHARMACEUTICALS
CONFIDENTIAL AND INTERNAL
© 2022 Eagle Pharmaceuticals, Inc. All rights reserved.
ENALARE
© Enalare Therapeutics Inc.
All rights reserved..
22

Real World Experience – Respiratory Depression

Dr. TJ Gan	Division Head of Anesthesiology, Critical Care and Pain Medicine MD Anderson	Post-operative respiratory depression
Dr. Eugene Vortsman	Emergency Medicine Physician Clinical Director of Addiction Medicine and Disease Management Northwell Health	Community drug overdose
Dr. Prem Fort	Neonatologist Johns Hopkins All Children's Maternal, Fetal & Neonatal Institute	Apnea of prematurity

ENALARE

© Enalare Therapeutics Inc.
All rights reserved..

23

24 The Burden of Respiratory Depression T. J. Gan, M.D., M.B.A., F.R.C.A., M.H.S. Professor and Division Head Anesthesiology, Critical Cre and Pain Medicine UT Texas MD Anderson Cancer Center Founding President, American Society for Enhanced Recovery (ASER) aserhq.org | enhancedrecovery.org President, Perioperative Quality Initiative (POQI.org) 24

Postoperative Pulmonary Complications (PPC)

- PPC is any event that occurs in the postoperative period that produces physiologic dysfunction or clinical disease
- Incidence 2 - 40%
- 2.7–3.4% of patients undergoing non-cardiac surgery (NSQIP database)
- 9.6% in elective abdominal surgeries in VA patients

Lawrence VA et al. J Gen Intern Med 1995;10(12):671-678
Dimick JB et al. J Am Coll Surg 2004;199(4):531-537

25

Prediction and Monitoring for PORD are Poor

- Unable to accurately predict which patient will have an episode of PORD
- PACU Staff routinely miss low oxygen, <90% of episodes[1]
  - Incidence of post-operative hypoxemia underestimated[1]
- Up to 62% transferred from floor to ICU had serious abnormalities 8-48 hours prior to transfer[2,3]
  - Not recognized or acted on
  - Alarm-fatigue
- Patients experiencing PORD utilize greater resources, have an increased length of stay and increased healthcare costs
- Education, monitoring, other procedures have not significantly reduced these events[4]
  - Need for a comprehensive and reliable approach to assessment and recognition of PORD

PORD = Postoperative Respiratory Depression
PACU = Post Anesthesia Care Unit
ICU = Intensive Care Unit

1. Sun Z et al. Anesth Analg. 2015;121:709-715
2. Hillman KM et al. Inten Care Med. 2002;28:1629-1634
3. Gong MN et al. BMJ Open. 2016;6::e011347
4. Ayad S et al. Br J Anaesth. 2019;123(3):378-391

26

Manifestations of PPC

- Respiratory failure
- Pneumonia
- Atelectasis
- Dyspnea
- Prolonged mechanical ventilation
- Unexpected reintubation
- Hypoxemia (blood gas or SpO2)
- Administration of naloxone

Branson Rd et al. Respir Care 2013;58(11):1974 –1984

27

28 Postoperative Pulmonary Complications (PPC) Risk Factors Miskovic A and Lumb AB. British Journal of Anaesthesia, 118 (3): 31734 (2017)

Independent Predictors and Outcomes of Unanticipated Early Postoperative Tracheal Intubation after Nonemergent, Noncardiac Surgery

- NSQIP database >220,000 patients
- Incidence of unanticipated early postoperative intubation (UEPI) – 0.9%



Very High Risk Surgery
High Risk Surgery
Medium Risk Surgery
COPD
Dyspnea
CHF
BMI <18.5
Cancer
Sepsis
Current Smoker
Weight Loss
Liver Function
Hypertension
Alcohol Use
Prolonged Hospitalization
Insulin treated DM
BMI >= 40.0
5.3 (4.4-6.4)
2.6 (2.1-3.1)
2.2 (1.9-2.6)
1.6 (1.4-1.8)
1.6 (1.4-1.8)
1.6 (1.2-2.0)
1.5 (1.3-1.9)
1.5 (1.3-1.8)
1.5 (1.3-1.8)
1.5 (1.3-1.7)
1.5 (1.2-1.8)
1.4 (1.2-1.8)
1.4 (1.2-1.5)
1.4 (1.1-1.8)
1.3 (1.2-1.5)
1.3 (1.1-1.5)
1.3 (1.1-1.6)
1
10
Adjusted odds ratio
(95% Confidence Interval)



30-day All Cause Mortality
No intubation
UEPI
Percent Mortality
35
30
25
20
15
10
5
0
1
2
3
4
Risk Classification

Ramachandran SK et al. Anesthesiology 2011; 115:44–53

29

30 Out of 9,799 claims, 92 were due to RD88% occurred within 24 h of surgery97% were judged as preventable with better monitoring and responseMedian payment -$216,750 Lee L et al. Anesthesiology 2015; 122:659-65

Average cost of a complication > $10,000J AmColl Surg2004;199:531537 31

Postoperative Opioid-induced Respiratory Depression

- Patients with ≥1 respiratory depression episode had a longer length of stay (6.4 vs 5.0 days) and higher hospital cost ($21,892 vs $18,206)
- Respiratory depression episodes include
  - Respiratory rate ≤ 5 bpm,
  - Oxygen saturation ≤ 85%,
  - End-tidal carbon dioxide ≤15 or ≥ 60mmHg for ≥3 min
  - Apnea episode lasting > 30 seconds; or
  - Any respiratory event requiring intervention

Khanna et al. BMC Anesthesiology (2021) 21:88

32

The Future of Postoperative Respiratory Care

- Cannot prevent all PORD
- Opioids are not the sole culprit of PORD
  - Anesthetics, paralyzing agents, and sedatives that do not respond to naloxone
- Prolonged apnea at the end of surgery delays wakeup
- Goal: Improved respiratory and ventilatory function
- Proactive Approach
  - Conduct risk assessment
    - Does not identify a specific patient
  - Take a "universal approach"
    - Helps keep everyone below the line of moderate risk
  - Consider respiratory stimulant prior to transfer to PACU

PORD = Postoperative Respiratory Depression
PACU = Post Anesthesia Care Unit

33

Summary

- Postoperative respiratory complications are common and preventable
- 1% of postoperative patients require unexpected reintubation
- Postoperative respiratory complications increase length of stay and substantially increase cost
- Apnea and respiratory depression delay wakeup following surgery and increase cost

34

2022 Eagle Pharmaceuticals, Inc. All rights reserved. 35 Clinical Director of Addiction Medicine and Disease Management: Every day, Emergency Departments around the country struggle managing overdoses with only ONE tool availableleading to dangerous situations for staff and patients.Chair of Pain Advisory Committee: Every month, hospitals manage iatrogenic overdoses with only ONE tool leading to regulatory scrutiny and worse outcomes for patients.Co-Chair of the Substance Use and Pain Advisory Committee: Every day, pre-and post-hospital environment have ONE tool to manage difficult patients leading to dangerous situations for EMS and ambulatory outpatient procedures.Dr. Eugene Vortsman Potential New Tool for Emergency Setting Unique, Proprietary, and Confidential Information of Enalare Therapeutics Inc. 2021 ENA-001 has the potential to be a new effective tool needed in the emergency setting to improve patient outcomes

Apnea of Prematurity and ENA-001



Prem Fort, MD
Chair-MFNI Research Council
Assistant Professor of Pediatrics
Johns Hopkins School of Medicine
Johns Hopkins All Childrens Hospital, FL



https://commons.wikimedia.org/wiki/File:Premature_birth_Alberta,_Canada
https://commons.wikimedia.org/wiki/File:Premature_infant_with_ventilator

36

37 37 Premature Infants 15 MILLION 500,000 US 1 in 10 US <37 weeks

Apnea: Obstructive vs. Central

Obstructive


Chin
Nose
Tongue
Throat
Blocked airway

https://www.nhlbi.nih.gov/health/sleep-apnea/causes

Central


Higher brain centers
(cerebral cortex–voluntary
control over breathing)
±
Other receptors (e.g., pain)
and emotional stimuli acting
through the hypothalamus
±
Respiratory centers
(medulla and pons)
Peripheral
chemoreceptors
$O_2 \downarrow$ $CO_2 \uparrow$, $H^+ \uparrow$
+
+
Stretch receptors
in lungs
−
Central
chemoreceptors
$CO_2 \uparrow$, $H^+ \uparrow$
−
Irritant
receptors
+
Receptors in
muscles and joints
Copyright © 2004 Pearson Education, Inc., publishing as Benjamin Cummings.

https://slidetodoc.com/patterns-of-respiration-by-ahmad-younes-professor-of/

38

Apnea of Prematurity

"Apnea of prematurity is defined as cessation of breathing for ≥ 20 seconds or < 20 seconds if accompanied by bradycardia (<100 BPM) and/or cyanosis and pallor in infants < 37 weeks gestational age (GA)"

AAP COFN. Pediatrics 137: 2016

39

40 40 APNEACessation of Breath 12 million a yearwithAPNEA ofPrematurity https://www.whattoexpect.com/first-year/caring-for-a-premature-baby.aspx

Background: Percentage of Moderate Preterm Infants with Apnea

Gestational Age in Weeks

	30 (n=25)	31 (n=40)	32 (n=95)	33 (n=122)
% with apnea	92	90	59	48

Eichenwald et al. Pediatrics 108:928-33, 2001

41

42 42 APNEA OF PREMATURITYHow is it treated?neotechproducts.com respiratory-care-sleep-medicine.advanceweb.com

APNEA OF PREMATURITY

How is it treated?


Caffeine Helps!
canva.com


Apnea/Day
44
30
26
22
16
12
8
4
0
Pre Caffeine
With Caffeine

Aranda et al. J Pediatr 90:467, 1977

43

APNEA OF PREMATURITY

Many left untreated


Apnea/Day
44
30
26
22
16
12
8
4
0
Pre
Caffeine
With
Caffeine

Aranda et al. J Pediatr 90:467, 1977

44

45 45 Chavez-Valdez R, Ahlawat R, Wills-Karp M, Gauda EB. Mechanisms of modulation of cytokine release by human cord blood monocytes exposed to high concentrations of caffeine. Pediatric research. 2016;80(1):101-109Elevated Markers of InflammationIs Caffeine Safe?

46 46 Valdez RC, Ahlawat R, Wills-Karp M, Nathan A, Ezell T, Gauda EB. Correlation between Serum Caffeine Levels and Changes in Cytokine Profile in a Cohort of Preterm Infants. The Journal of pediatrics. 2011;158(1):57-64.e1.The Sweet SpotCaffeine’s Limits

47 47 Meta-Analysis and Systematic Review

48 48 Meta-Analysis and Systematic Review

49 49 12345 The Effect of Apnea on Hospitalization https://commons.wikimedia.org/wiki/File:Yegorov-Simeon_the_Righteous https://slidetodoc.com/patterns-of-respiration-by-ahmad-younes-professor-of/

50 50 Alternate Treatments Pergolizzi Jr, Joseph V., et al. "The limited management options for apnoea of prematurity."Journal of Clinical Pharmacy and Therapeutics47.3 (2022): 396-401.

51 51 AAP. Hospital discharge of the high-risk neonate. Pediatrics 2008;122:1119-26Altman M, Vanpee M, Bendito A, Norman M. Shorter hospital stay for moderately preterm infants. Acta Paediatrica (Oslo, Norway: 1992) 2006;95:1228-33Eichenwald EC, Blackwell M, Lloyd JS, Tran T, Wilker RE, Richardson DK. Inter-neonatal intensive care unit variation in discharge timing: influence of apnea and feeding management. Pediatrics 2001;108:928-33Eichenwald EC, Aina A, Stark AR. Apnea frequently persists beyond term gestation in infants delivered at 24 to 28 weeks. Pediatrics 1997;100:354-9Erenberg A, Leff RD, Haack DG, Mosdell KW, Hicks GM, Wynne BA. Caffeine citrate for the treatment of apnea of prematurity: a double-blind, placebo-controlled study. Pharmacotherapy 2000;20:644-52Hunt CE, Brouillette RT. Methylxanthine treatment in infants at risk for sudden infant death syndrome. Annals of the New York Academy of Sciences 1988;533:119-26Lorch SA, Srinivasan L, Escobar GJ. Epidemiology of apnea and bradycardia resolution in premature infants. Pediatrics 2011;128:e366-73Mohammed, Sameh, et al. "High versus low-dose caffeine for apnea of prematurity: a randomized controlled trial." European journal of pediatrics174.7 (2015): 949-956.Schmidt B, Roberts RS, Davis P, et al. Caffeine therapy for apnea of prematurity. The New England Journal of Medicine 2006;354:2112-21Subhani M, Katz S, DeCristofaro JD. Prediction of post-discharge complications by pre-discharge event recordings in infants with apnea of prematurity. Journal of Perinatology: Official Journal of the California Perinatal Association 2000;20:92-5REFERENCES

52 52 Endesfelder, Stefanie, et al. "Caffeine Protects Against Anticonvulsant-Induced Neurotoxicity in the Developing Rat Brain." Neurotoxicity Research(2017): 1-13Köroğlu, Özge A., et al. "Anti-inflammatory effect of caffeine is associated with improved lung function after lipopolysaccharide-induced amnionitis." Neonatology106.3 (2014): 235-240.Chavez-Valdez R, Ahlawat R, Wills-Karp M, Gauda EB. Mechanisms of modulation of cytokine release by human cord blood monocytes exposed to high concentrations of caffeine. Pediatric research. 2016;80(1):101-109. Valdez RC, Ahlawat R, Wills-Karp M, Nathan A, Ezell T, Gauda EB. Correlation between Serum Caffeine Levels and Changes in Cytokine Profile in a Cohort of Preterm Infants. The Journal of pediatrics. 2011;158(1):57-64.e1. doi:10.1016/j.jpeds.2010.06.051.

2022 Eagle Pharmaceuticals, Inc. All rights reserved. 53 53 CAL02

54 54 Disease State OverviewAndre Kalil, MD, MPHProfessor of MedicineUniversity of Nebraska Medical Center

55 55 Chest X-ray: Normal LungsChest X-ray: Lungs with pneumoniaComputerized tomography (CT) scan: Lungs with pneumonia

56 Tilghman Arch Intern Med 1937;59:602–19. Pneumonia before Antibiotics

57© 2022 Eagle Pharmaceuticals, Inc. All rights reserved. Pneumonia OverviewPneumonia is defined as "new lung infiltrates plus clinical evidence that the infiltrate is of an infectious origin, which include the new onset of fever, purulent sputum, leukocytosis, and decline in oxygenation”. –The Infectious Disease Society & American Thoracic SocietyPneumonia that is contracted outside of the health care setting is considered community-acquired pneumonia (CAP).Hospital-acquired pneumonia (HAP), or nosocomial pneumonia, is a lower respiratory infection that was not incubating at the time of hospital admission and that presents clinically 2 or more days after hospitalization.Ventilator-associated pneumonia (VAP) is defined as pneumonia that presents more than 48 hours after endotracheal intubation. CAP HAP VAP

58© 2022 Eagle Pharmaceuticals, Inc. All rights reserved. CAP Poses a Significant Public Health Burden In the US, the annual incidence of CAP was 2.4 cases per 1,000 adults with the highest rates among adults ≥651 Globally mortality with CAP is up to 50% in the ICU.2-7 CAP is the second most common cause of hospitalization and the third leading cause of hospital readmission causing direct hospitalization costs of ~17 billion USD.8 -9 1.Jain S, Self WH, Wunderink RG, Fakhran S, Balk R, Bramley AM, Reed C, Grijalva CG, Anderson EJ, Courtney DM, Chappell JD, Qi C, Hart EM, Carroll F, Trabue C, Donnelly HK, Williams DJ, Zhu Y, Arnold SR, Ampofo K, Waterer GW, Levine M, Lindstrom S, Winchell JM, Katz JM, Erdman D, Schneider E, Hicks LA, McCullers JA, Pavia AT, Edwards KM, Finelli L; CDC EPIC Study Team. Community-Acquired Pneumonia Requiring Hospitalization among U.S. Adults. N Engl J Med. 2015 Jul 30;373(5):415-27.2.Arnold FW, Wiemken TL, Peyrani P, Ramirez JA, Brock GN; CAPO authors. Mortality differences among hospitalized patients with community-acquired pneumonia in three world regions: results from the Community-Acquired Pneumonia Organization (CAPO) International Cohort Study. Respir Med. 2013 Jul;107(7):1101-11. doi: 10.1016/j.rmed.2013.04.003. 3.Heo JY, Song JY. Disease Burden and Etiologic Distribution of Community-Acquired Pneumonia in Adults: Evolving Epidemiology in the Era of Pneumococcal Conjugate Vaccines. Infect Chemother. 2018 Dec;50(4):287-300. doi: 10.3947/ic.2018.50.4.287. 4.Cillniz C, Ewig S, Polverino E, Marcos MA, Prina E, Sellares J, Ferrer M, Ortega M, Gabarrs A, Mensa J, Torres A. Community-acquired pneumonia in outpatients: aetiology and outcomes. Eur Respir J. 2012 Oct;40(4):931-8. doi: 10.1183/09031936.00168811.5.Lawrence H, Lim WS, McKeever TM. Variation in clinical outcomes and process of care measures in community acquired pneumonia:a systematic review. Pneumonia (Nathan). 2020 Sep 25;12:10. doi: 10.1186/s41479-020-00073-4.6.AlOtair HA, Hussein MA, Elhoseny MA, Alzeer AH, Khan MF. Severe pneumonia requiring ICU admission: Revisited. Journal of Taibah University Medical Sciences. 2015;10(3):293-299.7.Joya-Montosa C, Delgado-Amaya MD, Molina-Diaz H, Curiel Balsera E. Analysis of the mortality rate in patients admitted to the ICU for severe community-acquired pneumonia. Crit Care. 2015;19(Suppl 1):S7.8.Fingar K, Washington R. Trends in Hospital Readmissions for Four High-Volume Conditions, 20092013. Healthcare Cost and Utilization Project Statistical Brief #196. Agency for Healthcare Research and Quality. November 2015. Available at: https://hcup-us.ahrq.gov/reports/statbriefs/sb196-Readmissions-Trends-High-Volume-Conditions.jsp. 9.File TM, Marrie TJ. Burden of Community-Acquired Pneumonia in North American Adults. Postgraduate Medicine. 2010;122(2):130-141.

59 Mortality of Hospitalized CAP German, 2006-2007N=388,406 hospitalized CAPCRB-65 hospital mortality: 14.1% 1.8% 14.9% EwigThorax2009;64:1062-1069 class 1: 16.55% class 2: 71.55% class 3: 11.91% Mechanical ventilation: 5.1%

60 Severe CAP P<0.001 Retrospective study of prospective data, N=844 severe bacteremic pneumococcal pneumoniaPitt bacteremic score ≤/>4 Combination 23.4% Monotherapy 55.3%Critically ill pts (30d mortality) Baddour AJRCCM 2004;170:440

Severe CAP

Retrospective study of prospective data, N=529 ICU admitted CAP
Shock Y/N

Monotherapy vs. combination

β-lactam plus **macrolide**
(HR, 1.73; 95% CI, 1.08 –2.76; p=**.02**)

β-lactam plus **fluoroquinolones**
(HR, 1.77; 95% CI, 1.01–3.15; p=**.05**)



1,0
0,8
0,6
0,4
0,2
0,0
Probability of survival
Combination therapy, n=196
Monotherapy, n=52
(HR, 1.45; 95% CI, 0.96–2.18; p=.07)
0 10 20 30 40 50 60
Days

Figure 1. Survival graph for patients without shock stratified by severity of illness (censored at 60 days).



1,0
0,8
0,6
0,4
0,2
0,0
Probability of survival
Combination therapy n=218
Monotherapy n=52
(HR, 1.69; 95% CI, 1.09–2.60; p=.01)
0 10 20 30 40 50 60
Days

Figure 2. Survival graph for patients with shock stratified by severity of illness (censored at 60 days).

Rodriguez CCM 2007;35:1493

61

62 Severe CAP HR 0.48, 95% CI 0.23–0.97, p=.04 Martin-Loeches ICM 2010;36:612 Prospective observational studyN=217 SCAP requiring MVSevere sepsis/septic shock 75.5%Therapy according to ATS/IDSA 2007 guidelines, N=100 (45.9%)Combination with fluoroquinolone (N=46) or macrolide (N=56)

63 Hospitalized CAP Treatment Failure 2 open, prospective multicenter studies (moxifloxacin; standard)n = 1236Treatment failure (15.9%) CURB65≥2 (20.3%, p=.004) LOS (15.4 vs 9.8d, p<.001) Costs (2206 vs 1284€, p<.001) Mortality (17.3 vs 5.2%, p<.001)89.1% of group standard received therapy in accordance with guidelines Initial therapy with β β Ott ERJ 2012;39:611

Pneumonia and Stroke/Acute MI


CHS (n=5888)
ARIC (n=15792)
OR for new onset IHD or stroke
6
5.5
5
4.5
4
3.5
3
2.5
2
1.5
1
0-30
31-90
91-365
Time post discharge (days)

Corales-Medina et al JAMA 2015

64

65 Pneumonia and New Onset Heart Failure 13579111331-9091-180181-3651-5 yearsTime post discharge (days)OR for new onset heart failure Corales-Medina et al Am Heart J 2015

66 Risks (hazard ratios) of first readmission to hospital and death for one year after hospitalization for heart failure, acute myocardial infarction, or pneumonia Dharmarajan K et al. BMJ 2015;350:bmj.h411

67 Mortality Due to CAP Mortality in thesubsequent2 yearsInpatient mortality

68 Lakbar I et al. Sci Report 2021 Aug 13;11(1):164 Mortality and Highly Antimicrobial-Resistant Bacteria

69 Suarez-de-laRica et al. Rev Esp Quimiot 2021 Aug;34(4):330-336. doi: 10.37201/req/031.2021Secondary Infections in Mechanically Ventilated Patients with COVID-19

70© 2022 Eagle Pharmaceuticals, Inc. All rights reserved. Pneumonia Management HAP, VAP, CAP suspected Obtain lower respiratory tract sample (and blood if VAP)for culture and microscopy if patient is clinically stable Begin empiric antimicrobial therapy using local antibiogram unless there islow clinical suspicion for pneumonia and a negative lower respiratory tract culture Days 2 & 3: Check cultures & assess clinical response Clinical improvement at 48-72 hours No Cultures - Cultures + Search for other pathogens, complications, other diagnoses or other sites of infections Adjust antibiotic therapy. Search for other pathogens, complications, other diagnoses or other sites of infection Yes Cultures - Cultures + Consider stopping antibiotics De-escalate antibiotics if possible. Treat selected patients for 7-8 days and reassess Revised: Trevor Van Schooneveld, MD and Kiri Rolek, PharmaD (July 2015)

71© 2022 Eagle Pharmaceuticals, Inc. All rights reserved. Pneumonia Treatment CAP In-Patient Therapy Medical Ward NoRecent Antibiotics RecentAntibiotics ClarithromycinAzithromycinPLUSCefotaxime, Cetriaxone,Ampicillin-sulbactam, orErtapenemORMoxifloxacin,Levofloxacin,Gemifloxacin*,or Gatifloxacin(regimen selected will depend on nature of recent antibiotic therapy) No PseudomonasRisk PseudomonasRisk Intensive Care Unit No β-lactamAllergy β-lactamAllergy ClarithromycinAzithromycinPLUSCefotaxime,Ceftriaxone,Ampicillin-Sulbactam, orErtapenemORMoxifloxacin,Levofloxacin,Gemifloxacin*,or Gatifloxacin Moxifloxacin,Levofloxacin,Gemifloxacin*,or Gatifloxacin+/-Clindamycin No β-lactamAllergy β-lactamAllergy Anti-pseudomonalAgent(piperracillin,Piperacillin-Tazobactam,Cefepime,Imipenem, orMeropenem)PLUSCiprofloxacinORAnti-pseudomonalAgent PLUSAminoglycosidePLUSClarithromycin,or azithromycinORMoxifloxacin,Levofloxacin,Gemifloxacin*,or gatifloxacin AztreonamPLUSMoxifloxacin,Levofloxacin,Gemifloxacin*,or gatifloxacin+/-aminoglycoside

72© 2022 Eagle Pharmaceuticals, Inc. All rights reserved. Complications Associated with PneumoniaA Significant Unmet Medical Need Pneumonia is the most common infection requiring hospitalization and admission to ICU* 3rd most common cause of death globally (2.5million deaths/year)** Admission to ICU and length of hospitalization tightly linked to development of pneumonia complications* Adequate empirical antibacterial therapy shows no reduction in risk of death for pneumoniapatients admitted to ICU* Pneumonia complications place considerable burden on healthcare resources through increasesin rates of hospitalization, lengthy in-patient care, cost of care and readmission rates* In the US about 1 million adults seek care for pneumonia yearly and 50,000 die from this disease* 35% -58% mortality rate due to pneumonia complications such as acute respiratory distress,kidney, liver and heart damage and sepsis*** *American Thoracic Society Top 20 Pneumonia Facts--2019 **Pneumonia & Deaths 2020 American Thoracic Society ***Ibn Saled et al, Crit.Care Med 47, 445-352 2019

73 Unmet Need in Severe CABP Unknown bacterial speciation upon admission and antibiotic resistance can complicate clinical management Current CABP treatments have limitations and do not address the propagation of the inflammatory response Treatment failure and high mortality rates remain problematic for severe CAP patients There is a current unmet need for new treatment modalities that are effective in decreasing morbidity and mortality in severe CAP

Unknown Bacterial Speciation Upon Admission and Antibiotic Resistance Can Complicate Clinical Management

Antibiotic Selection

- The microbial etiology of CAP may not be characterized in ~50% of patients.[1]
- Cases of resistant pneumococcal pneumonia in the US result in ~32,000 additional doctor visits and 19,000 additional hospitalizations each year.[2]
- Methicillin-resistant *Staphylococcus aureus* (MRSA) is now considered to be an important pathogen in CABP.[3]
- Antibiotic resistant *Pseudomonas aeruginosa* and *Klebsiella pneumoniae* can cause CAP in a small proportion of patients.[1]

1. Shoar S, Musher DM. Etiology of community-acquired pneumonia in adults: a systematic review. Pneumonia (Nathan). 2020 Oct 5;12:11. doi: 10.1186/s41479-020-00074-3.
2. Centers for Disease Control & Prevention. Antibiotic Resistance Threats in the United States, 2013. US Department of Health and Human Services. Available at: https://www.cdc.gov/drugresistance/threat-report-2013/index.html.
3. Mandell ALW, R. Methicillin-resistant staphylococcus aureus and community-acquired pneumonia: An evolving relationship. Clin Infect Dis. 2012;54(8):1134-1136

74

75 75 CAL02 Overview & Development PlanValentin Curt, M.D.

Severe Pneumonia - Key Targets

An underserved patient population:

Mortality rates for ICU pneumonia patients remain as high as 40%, worldwide, due to complications which most often occur even when tissues are already pathogen-free, and the pulmonary process is clearing

A COMMON DENOMINATOR IN SEVERE, COMPLICATED, AND RESISTANT INFECTIONS:


INSULT
BACTERIA
TRIGGER
VIRULENCE FACTORS
SENSORS
PLASMA PROTEIN SYSTEMS
BLOOD AND LYMPHATIC CELLS
VASCULAR AND TISSUE CELLS
MEDIATORS
CELLDYSFUNCTION
CYTOKINES / CHEMOKINES
PERIPHERAL VASCULATURE
MYOCARDIUM
ENDOTHELIAL STRESS RESPONSE
IMPACT
ORGAN FAILURE
BACTERAEMIA
HARMED IMMUNE DEFENSE
INFLAMMATORY BURST
HEMODYNAMIC INSTABILITY
OUTCOME
SEPSIS
SEPTIC SHOCK
DEATH

CAL02, a novel first-in-class broad-spectrum anti-virulence agent being developed for the treatment of severe community-acquired bacterial pneumonia, could potentially neutralize the most relevant virulence factors in severe pneumonia


CAL02
"Capture" of bacterial toxin

Electron micrograph

Virulence effectors have a key role in promoting severe disease:

- play a critical role in the development of severe complications
- reinforce mechanisms of resistance
- facilitate and exacerbate co-infections

EAGLE PHARMACEUTICALS

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76

Bacterial Virulence Factors (VFs)

VFs play a decisive role in the development of long-term, severe, and fatal pneumonia complications

- Currently not targeted by established antibiotics

VFs are a part of the pathogen's armory that triggers multiple pathogenic processes:

- Promote bacterial colonization and growth
- Disrupt tissue barriers
- Facilitate tissue penetration and infection's invasiveness
- Act synergistically to help bacteria evade the innate and adaptive immune response of the host

Ultimately VFs contribute to **edema, inflammation, and organ failure**

EAGLE PHARMACEUTICALS

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77

Bacterial Virulence Factors (VFs) Classification

Pore-forming Toxins (PFTs)

- Single largest category (25-30% of cytotoxic bacterial proteins)
- Function to perforate membranes of host cells
- Classified as α-PFTs and β-PFTs based on the pore-forming mechanism
- β-PFTs and most α-PFTs preferentially target cholesterol and sphingomyelin

Other Virulence Factors

- Toxins with hemolytic activity
- Toxins with destructive enzymatic activities (proteases, lipases, DNase)
- Secreted vesicular or appended virulence effectors

EAGLE PHARMACEUTICALS

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78

Bacterial Causes of Pneumonia

Severe CAP

100%

S. pneumoniae: 50-60% of SCAP cases worldwide
- Leading cause of lower respiratory infection morbidity and mortality globally (1.2 million deaths/year)*

Legionella pneumophila*: 8-12%*

S. aureus (including MSSA and MRSA): 2-12%
- Mortality rates of 50% in SCAP*

H. influenzae: 5-10%*

P. aeruginosa: (3-6%)
- Significant mortality rates*

Gram-negative enteric bacilli (GNEB) such as E. coli and K. pneumoniae: <2%*
- Significant mortality rates

HAP

- *H. influenzae*- early onset HAP
- *P. aeruginosa*
- *S. aureus (including MSSA and MRSA)*
- GNEB *(K. pneumoniae, E. coli)*
- *Acinetobacter** species- ICU patients
- *S. pneumoniae*- early onset HAP

VAP

- *P. aeruginosa*
- *S. aureus (including MSSA and MRSA)*
- *S. maltophilia*
- *Acinobacter species*

*Cilloniz C, et al Thorax 66 340-346 2011

EAGLE PHARMACEUTICALS

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79

Virulence Factors: Pore-Forming Toxins

We believe CAL02, a novel first-in-class broad-spectrum anti-virulence agent being developed for the treatment of severe community-acquired bacterial pneumonia, could potentially overcome the limitations faced by current approaches targeting virulence


Inactive soluble PFT
Binding to lipid platforms
Extracellular space
Lipid platforms
Host cell cytosol
Oligomerization
Membrane insertion
Pore formation
Cell death
Tissue and organ damage
Pro-inflammatory response

EAGLE PHARMACEUTICALS

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80

81© 2022 Eagle Pharmaceuticals, Inc. All rights reserved. CAL02 Mechanism of Action Against Virulence Factors CAL02 is a novel first-in-class broad-spectrum anti-virulence agent being developed for the treatment of severe community-acquired bacterial pneumonia. It is being developed to neutralize virulence factors produced by bacteria that are commonly associated with severe pneumonia and potentially add to standard of care to help improve clinical outcomes.

CAL02 Product Overview

- ▶ Novel, first in class
- ▶ Being developed for treatment for patients with severe pneumonia
- ▶ Phase 2 adaptive design study underway
- ▶ Potential for Qualified Infectious Disease Product (QIDP) Designation under the Generating Antibiotic Incentives Now (GAIN) Act
- ▶ Potentially eligible for 10 years marketing exclusivity

CAL02 (drug product)



Specific mixture of re-engineered empty liposomes solely composed of sphingomyelin and cholesterol capable of capturing and neutralizing a broad spectrum of virulence effectors

- Patented composition of matter
- Sterile liquid solution ready for injection
- Stable for 36 months when refrigerated (6 months when stored at room temperature)
- Route of administration: IV Infusion
  2 doses separated 24 hours apart

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82

CAL02 – Novel, First-in-Class Virulence Neutralizer Agent

Mechanism of Action

Address the downstream effects of bacterial VFs/PFTs through competitive inhibition

- Binds to virulence factor molecules secreted by infecting bacteria, prohibiting host tissue cell binding
- Acts as an extracellular "sink" for these toxins
- Potential to attenuate pore forming toxin related effects including host tissue damage, immune dysregulation, and inflammation that contribute to increase disease severity

Lead Indication

Severe Community Acquired Pneumonia

- Significant morbidity and mortality despite advances in direct acting antibacterials
- Significant medical need and burden on health care systems

Differentiated Advantages

- Potential to be used as adjuvant therapy with any traditional antibacterial [therapy agnostic]
- Potential to be used against any bacteria that produces pore forming toxins [bacteria agnostic]
- Potential to carry less risk of antibacterial resistance development

Development Program Progress

- First-in-Human (FIH) proof of concept study showed tolerability as well as encouraging trends
- Regulatory interactions with FDA and EMA – may be eligible for special designations and review processes
- Global Phase 2 study underway
- Scalable manufacturing process

EAGLE PHARMACEUTICALS

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83

CAL02 Non-Clinical Program Proof-of-Concept

Improved survival

S. aureus bacteremia


CAL02 + Vancomycin
Suboptimal CAL02
Suboptimal vancomycin
Survival (%)
100
50
0
0
48
96
144
Hours post-infections
***
***

S. pneumoniae bacteremia


CAL02 time of intervention
Survival (%)
100
50
0
0
12
24
36
48
Hours post-infections
*
***

Decreased pro-inflammatory responses

S. pneumoniae bacteremia


TNFα (pg/ml)
2,000
1,500
1,000
500
0
***
*
Infection - - + +
CAL02 - + - +

S. pneumoniae pneumonia


IL-1b (pg/ml)
100
10
1
0
*
Baseline levels
Infection + + +
Antibiotics - + +
CAL02 - - +

Organ protection (lung, heart injury, tissue necrosis)

S. aureus bacteremia


Lung permeability
(Evans Blue - mg/g lung)
0.3
0.2
0.1
0
***
***
S. aureus + + -
CAL02 - + -

MRSA USA300 desmonecrosis


abscess size (mm³)
250
225
200
175
150
125
100
75
50
25
0
vehicle (n=3)
CAL01a (n=3)
CAL01b (n=2)
0 1 2 3 4 5 6 7 8 9 10
time (days)

Shielded immune defense

S. aureus bacteremia


Leukocytes (%)
120
100
80
60
40
20
0
*
**
*
Infection - + +
CAL02 - - +

S. pneumoniae bacteremia


Log CFU / ml blood
10
8
6
4
2
0
*
antibiotics alone
CAL02 + antibiotics

EAGLE PHARMACEUTICALS

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84

85© 2022 Eagle Pharmaceuticals, Inc. All rights reserved. Safety pharmacology studies in rats (respiratory, CNS) and dogs: no safety signals even at the maximum feasible dose, i.e., a maximum tolerated dose (MTD)could not be determinedCAL02 Non-Clinical Safety Pharmacology and Toxicology CAL02 is taken up by macrophages and eliminated via the liver, its half-life in human is estimated to be 24-30 hours CAL02toxin complex degradation and elimination do not cause any toxicity, even in critically ill patients with liver failure Promising biological safety profile (no impact on flora, non-immunogenic, biologically neutral)

CAL02 Clinical Data in Humans: Safety Outcomes

First-In-Human Study Results

- Randomized, double-blind, placebo-controlled
- 3 arms / 19 patients:
  - CAL02 Low dose (4 mg/kg) + Standard of Care
  - CAL02 High dose (16 mg/kg) + Standard of Care
  - Placebo (saline) + Standard of Care
- 2 IV administration 24h apart
- Severe CAPP: At least 1 major criteria (mechanical ventilation/ vasopressors) or 3 minor criteria
- Primary objective: Safety & Tolerability
- Secondary objective : Efficacy & Pharmacodynamics



RANDOM
FOLLOW-UP & TEST-OF-CURE
D -1
D 1
D 2
D 8
D 15-22
D 29
early TOC
TOC
EOS
CAL02 (i.v.) + SOC
First dose within:
→ 12h of diagnosis of severe CAPP
→ 24h of i.v. antibiotics
CAL02 Low Dose
CAL02 High Dose
CAL02 / Placebo : 3/3
CAL02 / Placebo : 4/1
CAL02 / Placebo : 5/2
IDMC
IDMC
IDMC
• Prof. Jean Chastre, Chairman (FR)
• Prof. Steven Opal (USA)
• Prof. Jérôme Pugin (CH)
• Dr. Philippe Eggimann (CH)

Baseline Characteristics

Disease severity of the study population corresponded to that expected from the inclusion/ exclusion criteria

Severity at baseline:

- Mean APACHE II Score: 21.5 (95% CI 19.3-23.7)
- 58% in Septic Shock
- >40% under Invasive Mechanical Ventilation

No differences between treatment groups considered to have a substantial effect on safety and efficacy outcomes

Safety Outcomes

CAL02 showed **the same safety profile as placebo** (saline)

- Adverse Event (AE) occurred in 12 (85%) of 14 patients in the CAL02 groups combined and in all 5 (100%) patients in the placebo group.
- Serious Adverse Event (SAE) occurred in 4 (29%) of 14 patients in the CAL02 groups combined and 2 (40%) of 5 patients in the placebo group
- 1 AE (mild increase in the triglycerides) in a patient in the CAL02 High dose group was reported as related to study drug. However, the analysis of the changes in triglyceride in the CAL02 groups compared with the placebo group revealed no correction with CAL02.
- No AEs were liked to local tolerability events.

THE LANCET
Infectious Diseases

Articles

Laterre et al. Lancet Infect Dis 2019 19(6):629-630

CAL02, a novel antitoxin liposomal agent, in severe pneumococcal pneumonia: a first-in-human, double-blind, placebo-controlled, randomized trial

EAGLE PHARMACEUTICALS

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86

CAL02 Clinical Data in Humans: Efficacy Outcomes

	Low-dose CAL02 (n=3)	High-dose CAL02 (n=10)	Placebo (n=5)
Cured at early test of cure (day 8)	0	5 (56%)*	1 (20%)
Cured at test of cure (between days 15–22)	2 (100%)*	10 (100%)	5 (100%)
Median time to cure (days)	15·0 (14 to 16)†	8·0 (6 to 16)	10·0 (7 to 14)
All-cause mortality	1 (33%)	1 (10%)	1 (20%)
Relative change in Sequential Organ Failure Assessment score from baseline to day 8	−65·9% (−34·7 to −97·1)	−64·7% (−46·3 to −83·1)	−29·2% (−12·8 to −45·5)
Relative change in Acute Physiology and Chronic Health Evaluation II score from baseline to day 8	−59·9% (−34·0 to −85·8)	−60·4% (−45·3 to −75·5)	−22·1% (−15·5 to −28·7)
Relative change in PaO_2/FiO_2 from baseline to day 8	153·1% (116·2 to 189·9)	78·4% (7·4 to 149·3)	58·5% (−27·5 to 137·9)
Median duration of invasive mechanical ventilation (days)†	12·0 (5 to 19)†	4·5 (4 to 14)	12·0 (11 to 56)
28-day ventilation-free days (days)	16·5 (1·8 to 31·2)†	25·1 (22·0 to 28·2)†	17·8 (7·7 to 27·9)
Median duration of intensive care unit stay (days)	15·0 (9 to 21)†	5·0 (2 to 15)	12·0 (6 to 56)
Median duration of stay in hospital (days)	33·0 (12 to 54)†	13·0 (4 to 28)†	21·0 (6 to 56)

Data are n (%), median (range), or mean (95% CI). PaO_2/FiO_2=partial pressure of oxygen in the blood/fraction of inspired oxygen. *One patient was missing for the assessment (because of death). †One patient censored because of death.

Overview of primary and secondary efficacy endpoints in CAL02 and placebo treatment groups (as-treated population)

Laterre et al. *Lancet Infect Dis* 2019 19(6):629-630

EAGLE PHARMACEUTICALS

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87

CAL02 Phase 2 Study Design

Design	An adaptive, randomized, multicenter, double-blind, placebo-controlled study to assess the efficacy and safety of CAL02 administered intravenously in addition to standard of care in subjects with severe community acquired bacterial pneumonia (SCABP)
Study population	Patients hospitalized with SCABP, with protocol-defined severity criteria
Primary objective(s)	• Time to clinical recovery • Safety and tolerability
Secondary objectives	Length of ICU and hospital stay; Evolution of SOFA score; All-cause mortality; Need for ventilation/oxygen therapy/vasopressors
Exploratory objectives	Evolution of inflammatory biomarkers
Treatment administration	IV infusion, two administrations 24 hours apart
Treatment regimens	• CAL02 • Placebo
Sample size	Approximately 276 subjects
Study sites	Approximately 120 centers across 22 countries
Interim analyses	At 33% of subjects completed and at 50% of subjects completed approximately 1 year after 1st patient in

EAGLE PHARMACEUTICALS

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88

CAL02 Potential Competitive Advantages

Limitations of current approaches
(approved / in development)


ANTIBIOTICS
MONOCLONAL ANTIBODIES
HEMOADSORBERS

Limited use

- Restrictions imposed by stewardship measures and purchasers, as antibiotics are inevitably linked to the emergence of new resistances

Slow and laborious market penetration

- Based on non-inferiority results
- Last-resort treatments
- Increasingly competitive space

Limited scope of application

- Action dedicated against resistant mechanism
- New mechanisms ultimately facing resistance issues
- Monoclonal antibodies targeting a single toxin
- Agents targeting a downstream specific pathway or cytokine dedicated to target patients already in shock

CAL02

- Potentially will not drive resistance; would fill a significant medical gap
- If approved, may offer physicians a new treatment; potential to dramatically improve outcomes
- Potentially combines with any treatment (antibacterial agnostic)
- May lead to a tremendous economy on cost of care; broad-spectrum (used irrespective of pathogen identification or hemoculture or resistance to antibacterials)
- Potential for expedited regulatory pathway to approval

EAGLE PHARMACEUTICALS

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89

CAL02: Potential Unique Therapeutic Benefit

Andre Kalil, MD, MPH
Professor of Medicine
University of Nebraska Medical Center

90

91© 2022 Eagle Pharmaceuticals, Inc. All rights reserved. CAL02: Potential Unique Therapeutic BenefitPositive trends over placebo in efficacyparameters*+▪Reduction of mortality risk+▪Potentially faster and complete recovery of organ function+▪Shorter duration of mechanicalventilation▪Immediate decrease in inflammatory biomarkers (e.g.IL-6)▪Shorter ICU length of stay++statisticallysignificant▪Compellingsafetyprofile▪Didnot prompt any newresistance▪Unique broad-spectrumactivity▪No impact onflora▪Non-immunogenic▪Biologicallyneutral May offer a unique therapeutic benefit to critically ill patients Potential to become first line empirical therapy*, if approved Potential to address a significant unmet medical need A straightforward and innovative approach A potentially unique therapeutic benefit to critically ill patients *Laterre et al. Lancet Infect Dis 2019 19(6):629-630

2022 Eagle Pharmaceuticals, Inc. All rights reserved. 92 92 Barhemsysand Byfavo

Hospital Environmental Trends Bolster the Value Proposition of Eagle's Acute Care Portfolio

Profitability within hospitals continues to be a significant challenge

- Rising costs of supplies, wages, and operations
- Negative reimbursement trends
- Continued staffing shortages

Hospitals taking initiatives to address environmental trends

- Shifting of surgical and procedural volume to outpatient sites of care
- Focus on cost containment
- Increase focus on quality, safety, and efficiency

Profiles of Barhemsys & Byfavo enable them to be a part of the solution

- Safety and efficacy of both Barhemsys and Byfavo provide new options, contributing to the focus on quality and safety
- Both Barhemsys and Byfavo can help improve patient throughput, potentially contributing to the efficiency of the health systems

https://www.aha.org/costsofcaring, https://www.aha.org/fact-sheets/2022-09-13-fact-sheet-advocacy-priorities-fall-2022

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93

Barhemsys – Compelling Clinical and Commercial Proposition

Significant unmet need[1]

- Post Operative Nausea and Vomiting (PONV) is associated with increased length of Post Anesthesia Care Unit (PACU) stay and greater resource utilization
- PONV contributes to patient dissatisfaction
- Breakthrough PONV is not being addressed promptly and aggressively

Only FDA-approved product for PONV rescue[2]

- First and only FDA-approved antiemetic for rescue treatment of PONV despite prophylaxis[3]
- Excellent safety profile demonstrated in clinical studies
- Also demonstrated to be effective for prevention

Throughput and health economic benefits

- Is non-sedating – a common complaint of standard antiemetic agents
- Opportunity to reduce PACU and overall hospital stays
- Potential to offer significant economic savings to hospital vs. current standard of care


Barhemsys
Barhemsys
5 mg | 2 mL
(2.5 mg/mL)
Single-dose sterile vial.
For Intravenous Infusion Only.
Discard Unused Portion.
Rx ONLY
10 mg | 4 mL
(2.5 mg/mL)
Single-dose sterile vial.
For Intravenous Infusion Only.
Discard Unused Portion.
Rx ONLY

1. Fourth Consensus Guidelines for the Management of Postoperative Nausea and Vomiting; 2 FDA labels for other recommended treatments do not include treatment after failed prophylaxis. Treatment agents recommended by Society for Ambulatory Anesthesiology Consensus Guidelines (2014). Habib et al (2019): no agent has previously been shown in a prospective trial to be more effective than a placebo for treating PONV for patients who have failed prophylaxis. 3 FDA labels for other recommended treatments do not include treatment after failed prophylaxis.

EAGLE PHARMACEUTICALS
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94

Byfavo – Compelling Clinical and Commercial Proposition

Clear unmet need

- No new approved drugs in the sedation space for over 20+ years
- Customers seeking fast and predictable effect with rapid recovery for quick discharge
- Short recovery time enabling efficiency and enhanced patient throughput

Broad label with health economic benefits

- Indicated for procedural sedation in adults in procedures lasting 30 minutes or less
- Substantial clinical data package shows compelling efficacy and safety in colonoscopies and bronchoscopies, including least fit patients
- Commercial use across broad range of procedure and patient types

Strong value proposition

- Benzodiazepine intentionally designed for rapid onset and rapid offset, in dosages independent of patient weight, to offer clinicians a predicable level of sedation and procedural efficiency for procedures lasting 30 minutes or less – maximizing patient comfort and satisfaction


NDC 71390-011-11
Rx only
10x20 mg vials
byfavo
(remimazolam)
for injection
for intravenous use
20 mg/vial
equivalent to 27.2 mg remimazolam besylate
Preservative free
Recommended dosage:
See prescribing information
See package insert for complete prescribing information

*Important Safety Information (ISI) can be found at: https://bynder.acaciapharma.com/m/403e8c343b2922de/original/Byfavo-PI.pdf

EAGLE PHARMACEUTICALS

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95

2022 Eagle Pharmaceuticals, Inc. All rights reserved. 96 96 Barhemsys:Management of Postoperative Nausea and Vomiting

97 Management of PostoperativeNausea and Vomiting.The Role of Amisupride.T.J. Gan, M.D., M.B.A., F.R.C.A., M.H.S.Division Head of Anesthesiology, Critical Care and Pain Medicine, The University of Texas MD Anderson Cancer Center Founding President, American Society for Enhanced Recovery (ASER) aserhq.org | enhancedrecovery.org President, Perioperative Quality Initiative (POQI) poqi.org 97

PONV Is Common and Complex

- A common complication of surgery and anesthesia
- Despite prophylaxis, 30% of patients still experience PONV in the PACU
- Unpleasant and associated with patient discomfort and dissatisfaction with perioperative care
- A greater concern for patients than avoiding postoperative pain
- Associated with delayed discharge from the recovery room and unanticipated or extended inpatient hospital stay ($2,607/day); therefore, a cause of potentially avoidable healthcare costs

1. Pierre S, et al. BJA Education. 2013;13(1):28-32. 2. Rahman MH, et al. Pharm J. 2004;273:786-793. 3. White PF, et al. Anesth Analg. 2008;107:452-458. 4. Habib AS, et al. Anesthesiology. 2019;130(2):203-212. 5.Eberhart LH, et al. Anesthesiology. 2002;89(5):760-761. 6. Kaiser Family Foundation. http://kff.org/other/state-indicator/expenses-per-inpatient-day. Accessed September 22, 2021. 7. Gan TJ, et al. Anesth Analg. 2020;131(2):411-448

98

Patients Perceive PONV to Be Worse than Pain

Relative Importance of Patient Postoperative Recovery Concerns (%) (N=220)[1]


11%
13%
49%
27%
PONV
Pain
Alertness
Additional cost

1. Eberhart LH, et al. *Anesthesiology*. 2002;89(5):760-761. 2. Hill RP, et al. Anesthesiology. 2000;92:958-967. 3. Gan TJ, et al. Br J *Anaesth*. 2004;92(5):681-688.

PONV

- The most common reason for poor patient satisfaction during the perioperative period[2]
- A greater concern for some patients than pain, alertness, or additional cost[1,3]

99

Quality of PONV Management Is Measured by National Performance Metrics

Shifting Towards Patient-Centered Care[1]



Volume-Based Care
Value-Based Care[1]
Healthcare Efficiency
Patient Experience—OAS CAHPS[2]
Healthcare Quality— MIPS Measure 430[3]
Provider Satisfaction
Triple Aim of Care
Fourth Aim

OAS CAHPS=Outpatient and Ambulatory Surgery Consumer Assessment of Healthcare Providers and Systems. MIPS=Merit-based Incentive Payment System.

1. Bodenheimer T, Sinsky C. *Ann Fam Med*. 2014;12(6):573-576. 2. Outpatient and ambulatory surgery CAHPS (OAS CAHPS). https://www.cms.gov/Research-Statistics-Data-and-Systems/Research/CAHPS/OAS-CAHPS.html. Accessed September 22, 2021. 3. Merit-Based Incentive System Overview. https://qpp.cms.gov/mips/overview. Accessed September 22, 2021.

100

Number of Publications on PONV


PubMed Search: Postoperative Nausea, Vomiting
12000
10000
8000
6000
4000
2000
0
1st (2003)
2nd (2007)
3rd (2014)
4th (2020)
PONV Consensus Guidelines

101

PONV Risk Factors - Adults

Risk Factors	Points
Female Gender	1
Non-Smoker	1
History of PONV	1
Postoperative Opioids	1
Sum of points	1-4



100%
80%
60%
40%
20%
0%
1
2
3
4
5
Number of Risk Factors

Gan TJ et al. Anesth Analg 2020;131:411–48
Apfel C, et al. Acta Anaesthesiol Scand 1998;42:495-501

102

Etiology and Pathophysiology of Nausea and Vomiting Are Complex



Higher cortical centers[1,2]
CTZ[1]
Vestibular system[1,2]
Vomiting center
Vomiting reflex
Central Mechanisms
Peripheral Mechanisms
Peripheral[1]
In GI tract[2]:
• 5-HT3 receptors
• Mechanoreceptors
• Chemoreceptors

$5\text{-}HT_3$=5-hydroxytrytamine type 3. CTZ=chemoreceptor trigger zone. GI=gastrointestinal.

1. Rahman MH, et al. *Pharm J.* 2004;273:786-793. 2. Singh P, et al. *Therap Adv Gastroenterol.* 2016;9(1):98-112.

103

Nausea and Vomiting Are Mediated by Multiple Neurotransmitters and Their Receptors[1-4]

Neurotransmitter	Antagonist	Receptor
Acetylcholine		Cholinergic muscarinic M_3/M_5 receptor
Dopamine		D_2/D_3 receptor
Histamine		H_1 receptor
Serotonin		5-HT_3 receptor
Substance P/NK-1		NK-1 receptor


CTZ

D=dopamine. H=histamine. M=muscarinic. NK=neurokinin.

1. Watcha MF, et al. *Anesthesiology*. 1992;77(1):162-184. 2. Shaikh SI, et al. *Anesth Essays Res*. 2016;10(3):388-396. 3. Kovac AL. In: Gan TJ, Habib A. eds. *Postoperative Nausea and Vomiting: A Practical Guide*. Cambridge, UK: Cambridge University Press; 2016:13-22. 4. Darmani NA, et al. *J Neural Transm*. 1999;106:1045-1061.

104

Main Drug Classes Manage PONV

They are classified on the basis of their action over various receptors[1-3]

Anticholinergics
(transdermal scopolamine)

Dopamine antagonists
(droperidol, haloperidol)

Antihistamines
(dimenhydrinate, promethazine)

5-HT_3 antagonists
(ondansetron, granisetron, palonosetron)

NK-1 antagonists
(aprepitant, rolapitant)

Corticosteroids
(dexamethasone, methylprednisolone)

1. Whelan R, Apfel CC. *Pharmacology and Physiology for Anesthesia*. 2013;503-522. 2. Shaikh SI, et al. *Anesth Essays Res.* 2016;10(3):388-396.
3. Gan TJ, et al. *Anesth Analg.* 2020;131(2):411-448.

105

106 Monotherapy Combination therapy with 3 antiemetics PONV Incidence 52 Combination therapy with 2 antiemetics No antiemetic0123Number of AntiemeticsPONV Incidence (%) 372822Combination Therapy in Patients at Moderate or High Risk May Reduce Incidence of PONV Therapy TypeApfel CC. N Engl J Med. 2004;350(24):2441-2451.

Breakthrough PONV Occurs Despite Prophylaxis

In high-risk patients


NEARLY
80%

can experience **PONV**[1,2]


MORE THAN
30%

can experience **PONV despite prophylaxis**[3,4]

In patients who failed prophylaxis


MORE THAN
95%

can experience **nausea**[4,5]


MORE THAN
20%

can experience **vomiting**[4]

1. Gan TJ, et al. *Anesth Analg*. 2014;118(1):85-113. 2. Apfel CC, et al. *Anesthesiology*. 1999;91(3):693-700. 3. White PF, et al. *Anesth Analg*. 2008;107:452-458.
4. Habib AS, et al. *Anesthesiology*. 2019;130(2):203-212. 5. Habib AS, et al. *Curr Med Res Opin*. 2006;22(6):1039-1099.

107

Limited Treatment Options Exist for Patients Failing Prophylaxis

For patients failing typical pre- or perioperative prophylaxis with 5-HT3 antagonist, rescue treatment choices are limited.[1]

Rescue Treatment Choice	Challenges
5-HT3 antagonists	No benefits if reused within 6 hours[2]
Metoclopramide	Inadequate efficacy[2], Boxed Warning[3]
Dexamethasone	Slow to act[2]
Promethazine	Received Boxed Warning for tissue necrosis concerns[4]
Droperidol	Received Boxed Warning for QTc interval prolongation concerns[5]
Dimenhydrinate	Limited evidence available for use[2]
Aprepitant	Indicated for prophylaxis only[6]

Current guidelines recommend use of an antiemetic from a different class than that used for prophylaxis[1]

1. Habib, et al. *Anesthesiology*. 2019 Feb;130(2):203-212 2. Gan TJ, et al. *Anesth Analg*. 2014;118(1):85-113. 3. Reglan (metoclopramide injection) [Package Information]. Deerfield, IL. Baxter Healthcare Corporation; 2010. 4. Phenergan (promethazine HCL). [Package Information]. Eatontown, NJ. West-Ward Pharmaceuticals; 2012. 5. Inapsine (droperidol injection). [Package Information]. Decatur, IL. Taylor Pharmaceuticals; 2006. 6. EMEND (aprepitant) [Package Information]. Whitehouse Station, NJ. Merck & Co., Inc; 2017.

108

Barhemsys Characteristics

Amisulpride (active ingredient of Barhemsys)[1]

- Substituted benzamide ($C_{17}H_{27}N_3O_4S$)[1,2]
- Dopamine antagonist with high affinity for D_2/D_3 receptors[1,2]
  - Regional preference for D_2 and D_3 receptors in limbic, but not striatal structures[2-4]
  - No appreciable affinity for any other receptors[1,2]
- Low blood-brain barrier (BBB) penetration at low doses used for PONV[3]
- Elimination half-life is 4-5 hours[1]
- Not metabolized by major CYP450 enzymes[1]
- Plasma protein binding is 25-30%[1]

CYP450=cytochrome P450.

1. Barhemsys [Prescribing Information], Indianapolis, IN. Acacia Pharma; 2021. 2. Schoemaker H, et al. *J Pharmacol Exp Ther*. 1997;280(1):83-97. 3. Möller H-J. *Prog in Neuro-Psychopharmacology & Biol Psych*. 2003;27:1101-1111. 4. Xiberas X, et al. *J Clinical Psychopharmacology*. 2001;21(2):207-214.

109

Barhemsys: Evaluated in ~2000 Patients Over 4 Pivotal Clinical Trials[1]



Intravenous Amisulpride for the Prevention of Postoperative Nausea and Vomiting
Two Concurrent, Randomized, Double-blind, Placebo-controlled Trials
ABSTRACT
What We Already Know about This Topic
What This Study Tells Us That Is New



Amisulpride Prevents Postoperative Nausea and Vomiting in Patients at High Risk
A Randomized, Double-blind, Placebo-controlled Trial
ABSTRACT
What We Already Know about This Topic
What This Article Tells Us That Is New



Randomized, Double-Blind, Placebo-Controlled Study of Intravenous Amisulpride as Treatment of Established Postoperative Nausea and Vomiting in Patients Who Have Had No Prior Prophylaxis
KEY POINTS



PERIOPERATIVE MEDICINE
ANESTHESIOLOGY
Amisulpride for the Rescue Treatment of Postoperative Nausea or Vomiting in Patients Failing Prophylaxis
A Randomized, Placebo-controlled Phase III Trial
ABSTRACT
EDITOR'S PERSPECTIVE

1. Barhemsys [Prescribing Information], Indianapolis, IN. Acacia Pharma; 2021. 2. Candiotti KA, et al. *Anesth Analg*. 2018. 3. Habib AS, et al. *Anesthesiology*. 2019;130(2):203-212. 4. Gan TJ, et al. *Anesthesiology*. 2017;126(2):268-275. 5. Kranke P, et al. *Anesthesiology*. 2018;128(6)1099-1106

110

111 Barhemsys for Rescue TreatmentThe First and Only Antiemetic Indicatedto Treat PONV After FailedProphylaxis

Rescue Treatment Clinical Trial Design


PONV prophylaxis (N=2285)*
Surgery
Elective ambulatory or in-patient surgery under general anesthesia†
PONV in 0-24 hours?‡
No
Exit trial
Yes
Qualifying Event
Nausea ~98%
Emesis ~20%
RANDOMIZED (N=702)
Placebo (n=235)
Barhemsys 5 mg (n=237)
Barhemsys 10 mg (n=230)

Assessment period for 24 hours postdosing

Primary Endpoint

Complete response

- Defined as no emesis (retching or vomiting) 30 minutes to 24 hours after dosing or use of rescue medication in 24 hours after dosing

Barhemsys 5 mg is not approved for the treatment or rescue treatment of PONV.

*Total IV anesthesia with propofol was not permitted, though a single dose at induction was allowed.
†One or more nondopamine antagonist antiemetics were allowed as prophylaxis. Patients were excluded if they had received a D_2 antagonist antiemetic.
‡As judged by investigator.

Habib AS, et al. *Anesthesiology*. 2019;130(2):203-212.

112

Rescue Treatment Trial:
Patient Baseline Characteristics at Randomization

	Barhemsys 10 mg (n=230)	Placebo (n=235)
Age, median (range)	47 (18-85)	45 (18-81)
Sex, female	90.4%	90.2%
$5\text{-}HT_3$ antagonist	76.5%	77.4%
Dexamethasone	67.8%	61.7%
Other	12.2%	8.9%
1 antiemetic	52.6%	51.1%
≥2 antiemetics	47.4%	46.0%
Patients with emesis	17.4%	24.3%
Patients with nausea	99.1%	97.0%
PONV in PACU	73.5%	73.2%
PONV 0-2 hours after surgery	67.8%	71.9%

PACU = Post Anesthesia Care Unit

Habib AS, et al. *Anesthesiology*. 2019;130(2):203-212.

Patient Baseline Characteristics

- >90% of patients had 3-4 risk factors
- Most were female, with a median age >45

PONV Prophylactic Treatment

- Majority of patients received a $5\text{-}HT_3$ antagonist or dexamethasone
- ~50% received ≥2 antiemetics

Qualifying PONV Event

- Majority of patients experienced nausea in the PACU or within 2 hours of surgery

113

Barhemsys Was More Effective than Placebo at Treating PONV in Patients Who Failed Prophylaxis

Patients with Complete Response at 24 Hours*

Defined as: No Emesis or Use of Rescue Medication



Difference (95% CI)
13%
(5%, 22%)
Barhemsys 10 mg
(n=230)
42%
P=0.003
Placebo
(n=235)
29%

42%
of patients who received Barhemsys 10 mg after failing prophylaxis had complete response at 24 hours

Barhemsys 5 mg is not approved for the treatment or rescue treatment of PONV.

*The primary efficacy analysis was a comparison of the proportion of complete response between Barhemsys 10 mg and placebo in the modified ITT population. Pearson's chi-squared test with a 1-sided 2.5% significance threshold was used to assess the difference between treatment groups. The modified ITT population was composed of randomized patients who received study medication.

CI=confidence interval. ITT=intention-to-treat.

Habib AS, et al. *Anesthesiology*. 2019;130(2):203-212.

114

115 The secondary endpoints listed were prespecified. These endpoints were not adequately powered, nor error controlled, and observed treatment differences cannot be regarded as statistically significant.Kaplan-Meier Curves of Complete Response Over Time* 01.0 0.8 0.6 0.4 0.2 0 24 14 15 16 17 18 19 20 21 22 23 3 4 5 6 7 8 9 10 11 12 13 1 2 Probability of Patient Continuing to Meet Criteria for Complete Response Time After Study Drug Administration (Hours)*HR (95% CI): 0.63 (0.50, 0.80); P<0.001Barhemsys 10 mg (n=230)Placebo(n=235) Patients with complete response at 24 hoursP=0.003 29%42% Patients with complete response at 2 hours 70% 49%Barhemsys Was More Effective than Placebo atTreating PONV in Patients Who Failed Prophylaxis (cont.)HR=hazard ratio. CI=confidence interval.Habib AS, et al. Anesthesiology. 2019;130(2):203-212. 115

Secondary Endpoints: PACU and Hospital Length of Stay


PACU length of stay, minutes
Minutes (SD)
250
200
150
100
50
0
141
(174)
176
(218)

Barhemsys 10 mg-treated patients had 35 minutes shorter mean PACU length of stay than placebo-treated patients


Hospital length of stay, hours
Hours (SD)
65
60
55
50
45
40
50
(80)
56
(73)
Barhemsys 10mg (n=230)
Placebo (n=235)

Barhemsys 10 mg-treated patients had 6 hours shorter mean hospital length of stay than placebo-treated patients

The secondary endpoints listed were prespecified. These endpoints were not adequately powered, nor error controlled, and observed treatment differences cannot be regarded as statistically significant.

SD=standard deviation.
Habib AS, et al. *Anesthesiology*. 2019;130(2):203-212.

116

117© 2022 Eagle Pharmaceuticals, Inc. All rights reserved. Patients characteristicsTreatment Success (N=82)Treatment Failure(N=30)p-valueAge years, mean (SD)A48.7 (18.0)47.4 (16.2)0.73BMI-Kg/m2, median (IQR)B28.6(24.4,35.5)34.1(29.9,41.00.003RaceCCaucasianBlackAsianOther/Not Reported62(75.6%)5(6.1%)1(1.2%)14(17.1%) 23(76.7%)3(10%)1(3.3%)3(10%)0.49Number of PONV risk factorsC12≥33(3.7%)23(28.1%)56(68.3%)1(3.3%)4(13.3%)25(83.3%)0.20PONV risksFemale sexDHistory of PONVDHistory of motion sicknessDNon-smokerc57(69.5%)20(26%)24(30.8%)72(90%)25(83.3%)6(23.1%)9(30%)27(90%)0.140.520.941.0Number of PONV ProphylaxisC012≥31(1.2%)17(20.7%)48(58.5%)16(19.5%)1(3.3%)3(10%)20(66.7%)6(20%)0.45Anethetic AgentsInhalation agentsCPropofol ( total intravenous anesthesia) D64(78.1%)17(20.7%)27(90%)3(10%)0.180.27Surgical Procedure (minutes)Surgery duration, median(IQR)BPACU duration, median(IQR)B94(64,143)120(90,145)108(73,131)120(104,145)0.910.25Opioid administration (IV morphine eq)Intraoperative opioids, median (IQR)BPACU opioids, median (IQR)B50(40,70)15(0.45)50(49.5,60)15(0.40)0.480.96AStudents T-Test; BWilcoxon Rank Sun; CFishers Exact Test; DChi-Square Efficacy of Amisulpride for Treatment of Postoperative Nausea and Vomiting in Post Anesthesia Care UnitAna Mavarez-Martinez, MD1, Kerri Stafford, B2, Jason Rosenfield 3, Jamie Romeiser, PhD1, Sergio D, Bergese, MD1, and Tong J. Gan, MD11Stony Brook University Hospital, Department of Anesthesiology. Stony Brook, NY. 2NYIT College of Osteopathic Medicine. Old Westbury, NY. 3University of Michigan. Ann Arbor, MI INTRODUCTIONWe assessed the efficacy of amisulpride when Used for rescue treatment of PONV in the Postanesthesia care unit (PACU)This review was approved by the Stony Brook University QA/QI committee.Data was retrospectively collected from Consecutive patients who:1.Underwent elective surgery at Stony Brook University Hospital from October 2020 to April 20212.Had a PONV episode, and requested for an antiemetic during the PACU stay.3.Received Amisulpride as the first antiemetic For PONV rescue treatment.We collected the following variables: Demographic, PONV risk factors, prophylactic PONV medications, intraoperative anesthetics, Surgical characteristics, and opioid administration (in total IV morphine equivalents).Postoperative nausea and vomiting (PONV) is a common complication following surgery, adversely affecting up to 80% of high-risk patients. Patients-specific risk factors for PONV include female sex, nonsmoking status, previous history of PONV or motion sickness, and use of opioids postoperatively.Amisulpride is a new selective dopamine-2 (D2) and dopamine-3 (D3) receptor antagonist recently approved by the Food and Drug Administration (FDA) for the prevention and treatment of PONV OBJECTIVE METHODS RESULTSOut of 112 patients who received Amisulpride for PONV rescue, 82 (73.2%) had a successful response (defined as no need for additional antiemetic Medication) and 30 (26.8%) failed treatment. Patients failing treatment required an additional antiemetic 50.3 (SD 63.9) minutes after Amisulpride dose.Age and race were similar between success and failure groups. BMI was significantly higher in the failure group (p=0.003)The number of PONV risk factors were numerically higher in the failure group (83.3% with ≥3 risk Factors) compared to the success group (68.3% with ≥3 risk factors); but differences did not reachSignificance (p= 0.20). This may be mostly attributable to the numerical differences in female sex between the failure group and success group (83.3% vs 68.3%)Proportion given inhaled agents was numerically higher in the failure group, but differences did not reach significance (90% vs. 78.1%, p=0.18) CONCLUSIONAmisulpride is associated with a 75% success rate when used as first line rescue therapy in the PACU.Failure from PONV prophylaxis is common despite risk-adjusted multimodal antiemetic therapy.

118© 2022 Eagle Pharmaceuticals, Inc. All rights reserved. Patients characteristicsTreatment Success (N=82)Treatment Failure(N=30)p-valueAge years, mean (SD)A48.7 (18.0)47.4 (16.2)0.73BMI-Kg/m2, median (IQR)B28.6(24.4,35.5)34.1(29.9,41.00.003RaceCCaucasianBlackAsianOther/Not Reported62(75.6%)5(6.1%)1(1.2%)14(17.1%) 23(76.7%)3(10%)1(3.3%)3(10%)0.49Number of PONV risk factorsC12≥33(3.7%)23(28.1%)56(68.3%)1(3.3%)4(13.3%)25(83.3%)0.20PONV risksFemale sexDHistory of PONVDHistory of motion sicknessDNon-smokerc57(69.5%)20(26%)24(30.8%)72(90%)25(83.3%)6(23.1%)9(30%)27(90%)0.140.520.941.0Number of PONV ProphylaxisC012≥31(1.2%)17(20.7%)48(58.5%)16(19.5%)1(3.3%)3(10%)20(66.7%)6(20%)0.45Anethetic AgentsInhalation agentsCPropofol ( total intravenous anesthesia) D64(78.1%)17(20.7%)27(90%)3(10%)0.180.27Surgical Procedure (minutes)Surgery duration, median(IQR)BPACU duration, median(IQR)B94(64,143)120(90,145)108(73,131)120(104,145)0.910.25Opioid administration (IV morphine eq)Intraoperative opioids, median (IQR)BPACU opioids, median (IQR)B50(40,70)15(0.45)50(49.5,60)15(0.40)0.480.96AStudents T-Test; BWilcoxon Rank Sun; CFishers Exact Test; DChi-Square Efficacy of Amisulpride for Treatment of Postoperative Nausea and Vomiting in Post Anesthesia Care UnitAna Mavarez-Martinez, MD1, Kerri Stafford, B2, Jason Rosenfield 3, Jamie Romeiser, PhD1, Sergio D, Bergese, MD1, and Tong J. Gan, MD11Stony Brook University Hospital, Department of Anesthesiology. Stony Brook, NY. 2NYIT College of Osteopathic Medicine. Old Westbury, NY. 3University of Michigan. Ann Arbor, MI INTRODUCTIONWe assessed the efficacy of amisulpride when Used for rescue treatment of PONV in the Postanesthesia care unit (PACU)This review was approved by the Stony Brook University QA/QI committee.Data was retrospectively collected from Consecutive patients who:1.Underwent elective surgery at Stony Brook University Hospital from October 2020 to April 20212.Had a PONV episode, and requested for an antiemetic during the PACU stay.3.Received Amisulpride as the first antiemetic For PONV rescue treatment.We collected the following variables: Demographic, PONV risk factors, prophylactic PONV medications, intraoperative anesthetics, Surgical characteristics, and opioid administration (in total IV morphine equivalents).Postoperative nausea and vomiting (PONV) is a common complication following surgery, adversely affecting up to 80% of high-risk patients. Patients-specific risk factors for PONV include female sex, nonsmoking status, previous history of PONV or motion sickness, and use of opioids postoperatively.Amisulpride is a new selective dopamine-2 (D2) and dopamine-3 (D3) receptor antagonist recently approved by the Food and Drug Administration (FDA) for the prevention and treatment of PONV OBJECTIVE METHODS RESULTSOut of 112 patients who received Amisulpride for PONV rescue, 82 (73.2%) had a successful response (defined as no need for additional antiemetic Medication) and 30 (26.8%) failed treatment. Patients failing treatment required an additional antiemetic 50.3 (SD 63.9) minutes after Amisulpride dose.Age and race were similar between success and failure groups. BMI was significantly higher in the failure group (p=0.003)The number of PONV risk factors were numerically higher in the failure group (83.3% with ≥3 risk Factors) compared to the success group (68.3% with ≥3 risk factors); but differences did not reachSignificance (p= 0.20). This may be mostly attributable to the numerical differences in female sex between the failure group and success group (83.3% vs 68.3%)Proportion given inhaled agents was numerically higher in the failure group, but differences did not reach significance (90% vs. 78.1%, p=0.18) CONCLUSIONAmisulpride is associated with a 75% success rate when used as first line rescue therapy in the PACU.Failure from PONV prophylaxis is common despite risk-adjusted multimodal antiemetic therapy.

Summary*

- PONV is common and causes patient distress and significant patient dissatisfaction
- PONV is multifactorial and mediated by multiple receptor systems
- The risks of PONV are predictable
- Multimodal prevention strategy is considered the standard of care
- Amisulpride is a new dopamine antagonist
- Almisulpride has demonstrated efficacy in prevention and treatment of PONV
- Amisulpride is the only antiemetic proven safe and effective at the indicated dose for Rescue Treatment

*Important Safety Information (ISI) can be found at: https://bynder.acaciapharma.com/m/5d7c2cd0d58865f7/original/Barhemsys-Prescribing-Information.pdf

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2022 Eagle Pharmaceuticals, Inc. All rights reserved. 120 120 Byfavo: Clinical PerspectiveRichard P. Dutton, MD MBA

CONFIDENTIAL AND INTERNAL 2022 Eagle Pharmaceuticals, Inc. All rights reserved. 121 My Credentials Adjunct Professor, Texas A&MAnesthesiologist, Baylor University Medical CenterChief Quality Officer, US Anesthesia Partners2009-2015: Executive Director, ASA Anesthesia Quality Institute 1994-2011: Professor, Chief of Trauma Anesthesia, Chief of Clinical Operations, R Adams Cowley Shock Trauma Center, University of Maryland

CONFIDENTIAL AND INTERNAL 2022 Eagle Pharmaceuticals, Inc. All rights reserved. 122 USAP in 2022 13 states, 16 platforms (cities), 60+ practices5,000 clinicians:–1,600 physician partners majority owners of the practice–800 employed physicians–2,600 CRNAs and AAs700 facilities served:–200 hospitals–250 ASCs25 healthcare systems2,500,000 cases3 equity investors: WCAS, Berkshire, GIC

Major Issues Confronting Anesthesiology

Workforce: Too much demand, not enough supply

- Driven by Non-Operating Room Anesthesia cases
- Exacerbated by fragmentation, retirement, burnout
- Hospitals generally want more anesthesia coverage

Payment: Increasing downward pressure from payers, including CMS

- Stipends needed to fill gap between cost and revenue
- Universal at hospitals, increasingly at ASCs
- Increasing focus on anesthesia costs

Scope of practice: Interface with CRNAs and other medical specialties

123

Value Proposition: Hospitals

- Increased access
  - OR time
  - Coverage for NORA
- Increased efficiency
- Decreased cancellations
- Reduced adverse events
- Reduced transfusions
- Increased patient satisfaction
- Reduced use of expensive meds
- **Decreased length of stay**

124

CONFIDENTIAL AND INTERNAL 2022 Eagle Pharmaceuticals, Inc. All rights reserved. 125 Value Proposition: Payers Increased outpatient surgeryDecreased:margin:10pt 0pt 10pt 0ptLength of staymargin:10pt 0pt 10pt 0ptCost of post-acute caremargin:10pt 0pt 10pt 0ptPreoperative testingmargin:10pt 0pt 10pt 0ptOpioid consumptionmargin:10pt 0pt 10pt 0ptReadmissionsmargin:10pt 0pt 10pt 0ptAdministrative burden

CONFIDENTIAL AND INTERNAL 2022 Eagle Pharmaceuticals, Inc. All rights reserved. 126 Workforce Solutions: New Models of Care Extended care team coverage ratiosAutonomous CRNA practiceNon-anesthesia physician coverageFire and forget regional anesthesia blocksExpansion of non-anesthesia nursing sedation services

CONFIDENTIAL AND INTERNAL 2022 Eagle Pharmaceuticals, Inc. All rights reserved. 127 Unmet Need in Procedural Sedation: An Ideal Sedative Characteristics1-5Pharmacokinetics1-5Pharmacodynamics1-3,6Short time to onsetLinear kineticsA predictable dose-response relationAbility to titrate to the desired range of sedationNo accumulationA balanced safety/risk profileRapid and consistent recovery leading to a quick dischargeRapid clearance through CYP450-independent metabolism Non-weightbased dosingPredictable amnestic effectContext insensitive half-time (half-time is independent of infusion duration)7,8High efficacy rate1.Practice Guidelines for Moderate Procedural Sedation and Analgesia 2018: A Report by the American Society of Anesthesiologists Task Force on Moderate Procedural Sedation and Analgesia, the American Association of Oral and Maxillofacial Surgeons, American College of Radiology, American Dental Association, AmericanSociety of Dentist Anesthesiologists, and Society of Interventional Radiology. Anesthesiology. 2018;128:437-479.2.Sheta SA. Procedural sedation analgesia. Saudi J Anaesth. 2010;4(1):11-16.3.Colao J, Rodriguez-Correa D. Rapidly metabolized anesthetics: novel alternative agents for procedural sedation. J Anesth Clin Res. 2016;7(11):1-6.4.Pambianco D, Cash B. New horizons for sedation: the ultrashort acting benzodiazepine remimazolam. Tech Gastrointest Endosc. 2016;18:22-28.5.Barends CRM, Absalom AR, Struys MMRF. Drug selection for ambulatory procedural sedation. Curr Opin Anaesthesiol. 2018;31(6):673-678.6.Cohen LB, Delegge MH, Aisenberg J, et al. AGA institute review of endoscopic sedation. Gastroenterology. 2007;133:675-701.7.Egan TD. Is anesthesiology going soft?: Trends in fragile pharmacology. Anesthesiology. 2009;111:229-30.8.Gepts E. Pharmacokinetic concepts for TCI anaesthesia. Anaesthesia. 1998;53:4-12.127

CONFIDENTIAL AND INTERNAL 2022 Eagle Pharmaceuticals, Inc. All rights reserved. 128 Current Select Standards of Care Have Limitations Rapid onset and offset anesthetic with narrow therapeutic index1Dose-related cardiorespiratory depression, pain at injection site1Non-linear dosing effects due to individual variability4Needs continuous monitoring by anesthesiologist, no reversal agent2Lipid formulation susceptible to bacterial contamination4better safety profile but longer onset and recovery1,2fastacting but significantsafetyissues1,2Benzodiazepine sedative, reversible by flumazenil1Slower onset and offset2,3Metabolized by cytochrome system; individual variability affects sedation1Active metabolite can accumulate and cause prolonged sedation2Risk of respiratory depression1PropofolMidazolam 1 Colao J, et al. J Anesth Clin Res. 2016; 7:690. 2 Whizar-Lugo V, et al. J Anesth Crit Care. 2016; 4(6): 00166. 3 Rex DK et al. Gastrointest Endosc. 2018 Sep;88(3):427-437. 4 Prescribing label for Propofol. 5 Prescribing label for Byfavo.128

CONFIDENTIAL AND INTERNAL 2022 Eagle Pharmaceuticals, Inc. All rights reserved. 129 Soft, Ester-Based Drug Design Due to the addition of a carboxylic ester linkage, Byfavo is rapidly hydrolyzed by tissue esterases to an inactive metabolite, with no meaningful contribution by CYP450 enzymes.3,4 Midazolam undergoes CYP450 metabolism to active metabolites.21. Reves JG, et al. Anesthesiology. 1985;62:310-324. 2. Midazolam Injection [package insert]. Lake Forest, IL: Hospira; 2018. 3. Byfavo [package insert]. Indianapolis, IN: Acacia Pharma Inc. 4. Pambianco D, Cash B. Tech Gastrointest Endosc. 2016;18:22-28. CYP450 metabolism 1,2 3,4

CONFIDENTIAL AND INTERNAL 2022 Eagle Pharmaceuticals, Inc. All rights reserved. 130 ByfavoRapid Onset/Offset Benzodiazepine *A sedative effect was defined as a MOAA/S score of ≤4. At 1 and 1.5 minutes, 40% and 62% of patients had a MOAA/S score of ≤4, respectively.1. Byfavo [package insert]. Indianapolis, IN: Acacia Pharma Inc. 2. Acacia Pharma. Data on File.Distribution half-life: 0.5-2.0 minutes1Onset of sedative effects: 1.0-1.5 minutes2,*Median time to peak sedation: 3.0-3.5 minutes following initial 5 mg (2mL) bolus IV dose1Rapid OffsetMedian time to fully alert: 11.0-14.0 minutes1Terminal half-life: 37-53 minutes1Volume of distribution: 0.76-0.98 L/kg1Clearance: 54-75 L/hr1 Rapid Onset

CONFIDENTIAL AND INTERNAL 2022 Eagle Pharmaceuticals, Inc. All rights reserved. 131 Patients Rapidly Achieved an Adequate Level of Sedation for Procedure Start with a Quick Recovery Bronchoscopy, ASA I-III543210MOAA/S Score, Mean (95% CI)01020304050607080Minutes After Start of Study Medication (0=First Dose) Colonoscopy, ASA I-III543210MOAA/S Score, Mean (95% CI)01020304050607080Minutes After Start of Study Medication (0=First Dose) ByfavoPlacebo with midazolamrescueOpen-label midazolam ByfavoPlacebo with midazolamrescueOpen-label midazolam The target level of sedation (MOAA/S=2-4) was maintained for a median 96.7% of the total procedure time in the Byfavo arm.1The target level of sedation (MOAA/S=2-4) was maintained for a median 92.9% of the total procedure time in the Byfavo arm.11. Acacia Pharma. Data on File.

CONFIDENTIAL AND INTERNAL 2022 Eagle Pharmaceuticals, Inc. All rights reserved. 132 So What..Why Byfavo? –Predictable effect reducing hemodynamic compromise–Reliable safetySedation without post-procedure neurologic dysfunction in at-risk patients–Safely administered by non-anesthesia clinicians–Potential for improved throughput in procedural units

CONFIDENTIAL AND INTERNAL 2022 Eagle Pharmaceuticals, Inc. All rights reserved. 133 Byfavo Candidate Populations –Short CV procedures: cardioversion, TEE, pacemaker battery change, etc. in fragile patients–GI, Pulmonary, Radiology sedation in at-risk patients (older, frail)–Bedside sedation (ED, PACU, ICU) for short painful procedures: dressing changes, fracture reduction

2022 Eagle Pharmaceuticals, Inc. All rights reserved. 134 134 Landiolol

2022 Eagle Pharmaceuticals, Inc. All rights reserved. 135 135 Overviewof Landiolol: An Ultra-Short-Acting Intravenous β-adrenergic Blocker

Landiolol Overview: NDA Under Review by FDA

- Ultra-short acting cardioselective beta1-blocker
- Rapid rate control
  - Supraventricular tachycardia
  - Ventricular rate
- Simple intravenous dosing
- Multiple use settings
  - Critical/Intensive Care
  - Perioperative
  - Emergency Department
- Safety and efficacy qualified by approved marketing authorizations in the EU and Japan*



*FDA has not determined the safety or efficacy of landiolol and landiolol is not approved for use in the United States. The safety and efficacy of landiolol have been established in Japan and the European Union.

EAGLE PHARMACEUTICALS
© 2022 Eagle Pharmaceuticals, Inc. All rights reserved.
136

2022 Eagle Pharmaceuticals, Inc. All rights reserved. 137 Proposed Indications of Use*Landiolol is an ultra-short-acting β1-antagonist with limited effect on blood pressure and inotropy1,2Proposed Indication3Short-term reduction of ventricular rate in patients with supraventricular tachycardia, including atrial fibrillation and atrial flutter*FDA has not determined the safety or efficacy of landiolol and landiolol is not approved for use in the United States. The safety and efficacy of landiolol have been established in Japan and the European Union.1. Shibata S, et al. J Pharmacol Sci. 2012;118(2):255-265. 2. Wada Y, et al. J Arrhythm. 2016;32(2):82-88. 3. Eagle Pharmaceuticals. Press Release, January 31, 2022. https://investor.eagleus.com/press-releases/news-details/2022/Eagle-Pharmaceuticals-on-Track-to-Support-Submission-of-New-Drug-Application-in-Second-Quarter-2022-for-Landiolol-a-Beta-1-Adrenergic-Blocker/default.aspx.

2022 Eagle Pharmaceuticals, Inc. All rights reserved. 138 Landiolol Potentially Addresses an Important Unmet Clinical NeedDesigned for potential use in acute-care patients in whom it is necessary to safely and rapidly reduce heart rate with limited effect in blood pressure and inotropy (e.g. patients in sepsis, patients with heart failure)Current therapeutic options for these patients are limitedComorbidities are common in this population: HEARTFAILURERENALIMPAIRMENTHEPATICDYSFUNCTIONRESPIRATORYINSUFFICIENCYReference Borianni G., et al. European Heart Rhythm Association (EHRA) consensus document on management of arrhythmias and cardiac electronic devices in the critically ill and post-surgery patient, endorsed by Heart Rhythm Society (HRS), Asia Pacific Heart Rhythm Society (APHRS), Cardiac Arrhythmia Society of Southern Africa (CASSA), and Latin American Heart Rhythm Society (LAHRS)

2022 Eagle Pharmaceuticals, Inc. All rights reserved. 139 Landiolol Features Minimal negative inotropic action due to limited effect on the refractory period of the action potential in cardiomyocytes2 Limited effect on blood pressure due to pure S-enantiomer molecular structure2,3 Rapid onset of action (≤1 min) and short duration of action (10-15 min)1 1. Krumpl G, et al. Eur J Clin Pharmacol. 2017;73(4):417-428. 2. Shibata S, et al. J Pharmacol Sci. 2012;118(2):255-265. 3. McKee JS, et al. Anesthesiology. 2014;121(6):1184-1193.

Landiolol Features

Low volume of distribution (0.3-0.4 L/kg) leading to less distribution to tissues and fewer possible toxicities[1,2]

Compatible in patients with respiratory disease (eg, asthma, COPD) due to high cardioselectivity (β1/β2-selectivity = 255:1) among β1 blockers[1,4]

Metabolized in the plasma (CYP450 is not involved) and eliminated primarily in urine[3,4]

- No dose adjustment is necessary in renal impairment and careful dosing is recommended in patients with hepatic impairment due to limited data[3,4]

COPD, chronic obstructive pulmonary disease. CYP450, cytochrome P450.

1. Landiolol. Summary of Product Characteristics, current version. 2. Krumpl G, et al. *J Cardiovasc Pharmacol.* 2018;71(3):137-146. 3. Nasrollahi-Shirazi S, et al. *J Pharmacol Exp Ther.* 2016;359(1):73-81. 4. Balik M, et al. *Eur Heart J Suppl.* 2018;20(A):A10-A14.

© 2022 Eagle Pharmaceuticals, Inc. All rights reserved.

140

Comparison of Landiolol and Other Rate/Rhythm Control Agents

Medication	Onset of Action	Elimination Half-Life	Duration of Effect	β1:β2 Ratio	Effect on HR and BP
Beta Blockers					
Landiolol[1-3]	**1 min**	**4 min**	**15 min**	**255**	**HR ↓↓ BP →**
Esmolol[1,4,5]	2 min	9 min	10-20 min	33	HR ↓ BP ↓
Atenolol[6,7]	5 min	6-7 hours	12 hours	4.7	HR ↓ BP ↓
Metoprolol[7-10]	20 min	3-7 hours	5-8 hours	2.3	HR ↓ BP ↓
Other Rate/Rhythm Control Agents					
Amiodarone[11,12]	1-30 min	9-36 days	1-3 hours	--	--
Digoxin[13]	5-30 min	1.5-2 days	1-4 hours	--	--
Diltiazem[14]	3 min	3.4 hours	0.5-10 hours	--	--

Landiolol has a **rapid onset of action** and short duration of action with **limited effect on BP**[1-3]

BP, blood pressure; HR, heart rate.

1. Krumpl G, et al. *Eur J Clin Pharmacol.* 2017;73(4):417-428. 2. Landiolol. Summary of Product Characteristics, current version. 3. Nagai R, et al. *Circ J.* 2013;77(4):908-916. 4. Esmolol [prescribing information]. Paramus, NJ: WG Critical Care, LLC; 2016. 5. Domanovits H, et al. Eur Heart J Suppl. 2018;20(A):A1-A3. 6. Rehman B, et al. In: StatPearls [Internet]. Treasure Island (FL): StatPearls Publishing; 2020. 7. Baker JG. *Br J Pharmacol.* 2005;144(3):317-322. 8. Metoprolol [prescribing information]. Lake Forest, IL: Hospira, Inc.; 2020. 9. Frishman WH, et al. *Am J Ther.* 2008;15(6):565-76. 10. Kelly D, et al. *Intern Med J.* 2015;45(9):934-938. 11. Latini R, et al. *Clin Pharmacokinet.* 1984;9(2):136-156. 12. Amiodarone [prescribing information]. Deerfield, IL: Baxter Healthcare Corporation; 2011. 13. Digoxin [prescribing information]. Kirkland, Canada: Jubilant HollisterStier General Partnership; 2016. 14. Diltiazem [prescribing information]. Bedford, OH: Ben Venue Laboratories, Inc.; 2007.

EAGLE PHARMACEUTICALS

© 2022 Eagle Pharmaceuticals, Inc. All rights reserved.

141

2022 Eagle Pharmaceuticals, Inc. All rights reserved. 142 Landiolol Conclusions Landiolol is intended to be a differentiated, ultra-short acting cardio-selective beta blocker that results in rapid control of ventricular rate Landiolol potentially addresses important unmet clinical needs If approved, landiolol has the potential to provide clinicians with a unique therapeutic option

2022 Eagle Pharmaceuticals, Inc. All rights reserved. 143 143 Question & Answer Panel

2022 Eagle Pharmaceuticals, Inc. All rights reserved. 144 144 144 2022 Eagle Pharmaceuticals, Inc. All rights reserved. Thank You!